Exhibit 10.66

[EXECUTION COPY]

CREDIT AGREEMENT

dated as of August 29, 2007,

among

VIRTUAL RADIOLOGIC CORPORATION,

as Borrower

The Guarantors

from time to time party hereto,

CERTAIN LENDERS PARTY HERETO,

and

NEWSTAR FINANCIAL, INC.

as Administrative Agent

i

Schedules

Schedule A-1	Closing Date Commitments
Schedule A-2	Closing Date Commitments
Schedule B	Collateral Access Agreement Locations

Exhibits

Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Assignment and Acceptance
Exhibit E	Form of Joinder Agreement
Exhibit F	[Intentionally omitted]
Exhibit G	Form of Perfection Certificate

CREDIT AGREEMENT

PREAMBLE

AGREEMENT dated as of August 29, 2007 among VIRTUAL RADIOLOGIC CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”); each affiliate of the Borrower signatory hereto listed under the caption “GUARANTORS” on the signature pages hereto and each other affiliate that becomes a “Guarantor” after the date hereof pursuant to Section 7.10 (each, a “Guarantor”, and collectively, the “Guarantors”); each of the lenders signatory hereto listed under the caption “LENDERS” on the signature pages hereto and each lender that becomes a “Lender” after the date hereof pursuant to Section 12.04 (each, a “Lender” and collectively, the “Lenders”); the L/C Issuer (as defined below); and NEWSTAR FINANCIAL, INC., as administrative agent for the Lenders and L/C Issuer (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

A. The Borrower has requested that the Lenders extend credit to the Borrower in an aggregate principal amount of up to $45,000,000 for working capital and general corporate purposes, including permitted capital expenditures, permitted acquisitions and the Special Dividend (as defined below).

B. The Lenders are willing to extend the requested credit on and subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The following terms, as used herein, have the following meanings:

“Account Control Agreement” means an agreement reasonably satisfactory to the Administrative Agent among an Obligor, the Administrative Agent and a depository or securities intermediary, as applicable, pursuant to which the Administrative Agent is granted “control” (as that term is used in the UCC) over a deposit account, lockbox and/or securities account of such Obligor.

“Accounts” means, with respect to any Person, all of such Person’s now owned or hereafter acquired right, title and interest with respect to “accounts”, as such term is from time to time defined in the UCC.

“Administrative Agent” shall have the meaning set forth in the preamble.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth in Section 12.01, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means, with respect to any Lender, the administrative questionnaire, in the form provided to such Lender by the Administrative Agent, which is duly completed and submitted by such Lender to the Administrative Agent.

“Affiliate” of any Person means any Person directly or indirectly Controlled by, Controlling or under common Control with such first Person.

“Affiliate Guarantee” has the meaning set forth in Section 4.01.

“Affiliate Subordinated Debt” has the meaning set forth in Section 4.04(b).

“Affiliate Subordination Agreement” means the Affiliate Subordination Agreement dated as of the date hereof between the Borrower and the Administrative Agent, and consented to by the other Loan Parties.

“Agreement” means this Credit Agreement, together with all schedules and exhibits hereto, all of which by this reference are incorporated herein.

“Anti-Terrorism Laws” means laws relating to terrorism or money laundering, including the Executive Order and the Patriot Act.

“Applicable Lending Office” means, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate thereof) designated for such Type of Loan on such Lender’s Administrative Questionnaire or such other offices of such Lender (or of an Affiliate thereof) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Law” means, in relation to any Person or its Property, statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority, in each case, applicable to and binding upon such Person or any of its Property and having the force of law. Without limiting the foregoing, when used with respect to any Obligor, “Applicable Law” includes Health Care Laws.

“Applicable Margin” means (i) for the period commencing on the Closing Date and ending on the first (1st) Business Day after the Administrative Agent’s receipt, pursuant to Section 7.01, of the Borrower Group’s consolidated financial statements for the fiscal quarter ending September 30, 2007, the Base Rate Margin set forth in Level 1 below (3.00%) and the LIBOR Margin set forth in Level 1 below (4.25%) and (ii) thereafter, the applicable per annum percentage set forth below:

Level	Total Leverage Ratio	Base Rate Margins	LIBOR Margins
1	> 2.50 : 1.0	3.00%	4.25%
2	< 2.50 : 1.0	2.50%	3.75%

For purposes of the foregoing, (i) the Total Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower based on the Borrower Group’s consolidated financial statements delivered pursuant to Section 7.01 and (ii) each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective during the period commencing on and including the date two Business Days after delivery of the compliance certificate referred to in Section 7.01(c) to the Administrative Agent and ending on the date immediately preceding the effective date of the next such change; provided, that, without limiting Section 3.02(b), the Applicable Margin for all Loans shall be the highest rate per annum provided for above if the Borrower fails to deliver the financial statements required to be delivered by it pursuant to Section 7.01, during the period from the expiration of the time for delivery thereof until such financial statements are delivered.

“Applicable Percentage” means, at any time, (a) with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment at such time and (b) with respect to any Term Lender, the percentage of the aggregate outstanding principal amount of all Term Loans represented by the outstanding principal amount of such Term Lender’s Term Loans at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee (with the consent of any party that is required under Section 12.04), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form approved by the Administrative Agent.

“Base Rate” shall mean, at any time, a fluctuating and floating rate per annum equal to the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional Service on page PRIMBB under the caption Bloomberg Prime Rate. If Bloomberg Professional Service no longer reports the Bloomberg Prime Rate or if such index no longer exists or if page PRIMBB no longer exists or accurately reflects the “prime rate” available to Administrative Agent, then the Base Rate shall be calculated based upon the base or prime rate quoted in the national edition of The Wall Street Journal. Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loans” means Loans that bear interest at rates based upon the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble.

“Borrower Group” means, collectively, the Borrower, Guarantors and their respective Subsidiaries.

“Borrower Materials” has the meaning set forth in Section 7.01.

“Borrowing” means (i) all Base Rate Loans of the same Class made, converted or continued on the same date or (ii) all LIBOR Loans of the same Class that have the same Interest Period. For purposes hereof, the date of a Borrowing consisting of Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

“Business Day” means (i) any day excluding Saturday and Sunday and any other day on which commercial banks are authorized or required to close in the state where the Administrative Agent’s Office is located and (ii) if the applicable Business Day relates to LIBOR Loans, any day on which trading is carried on by and between banks in U.S. dollar deposits in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower Group to acquire or construct fixed or capital assets (including renewals, improvements and replacements, but excluding (i) repairs or replacements using Net Available Proceeds and (ii) any assets to the extent acquired with the proceeds of capital contributions) during such period computed in accordance with GAAP.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement and other Financing Documents, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Casey Holder” shall mean (i) Dr. Sean Owen Casey, (ii) except in the event of Dr. Sean Owen Casey’s death, disability, resignation, removal, termination or disqualification, and so long as Dr. Sean Owen Casey retains complete and unencumbered voting control over or power to direct the voting of the Casey Shares, a trust the beneficiaries of which are Dr. Sean Owen Casey, his spouse and/or his children and to which Dr. Sean Owen Casey has contributed the economic benefits of (but no voting control over and no power to direct the voting of) the Casey Shares, (iii) in the event of Dr. Sean Owen Casey’s death or disability, another Person that is satisfactory to, and approved by, the Majority Lenders within 120 days after such death or disability or (iv) in the event of Dr. Sean Owen Casey’s resignation, removal, termination or disqualification, another Person that is satisfactory to, and approved by, the Majority Lenders within 15 days after such resignation, removal, termination or disqualification.

“Casey Shares” means all Equity Interests of the Borrower owned by Dr. Sean Owen Casey.

“Cash Collateralize” means, in relation to any L/C Obligations, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for such L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer. Derivatives of such term have corresponding meanings.

“Casualty Event” means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation. The term Casualty Event shall also include payment under any key person life insurance policy.

“Change in Control” means an event or series of events by which:

(a) at any time prior to the creation of a Public Market, the Permitted Holders or the Casey Holder shall cease to own and Control legally and beneficially (free and clear of all Liens), either directly or indirectly, equity securities in the Borrower representing more than 35% or 16%, respectively, of the combined voting power of all of equity securities entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that the Permitted Holders or the Casey Holder have the right to acquire pursuant to any option right (as defined in clause (b) below)); or

(b) at any time after the creation of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Equity Investors becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 40% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(c) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a Controlling influence over the management or policies of the Borrower, or Control over the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities; or

(e) the Casey Holder shall cease, directly or indirectly, to own legally and beneficially at least 51% of the Equity Interests of, or otherwise Control, each Professional Corporation;

(f) the Casey Holder shall cease, directly or indirectly, to own legally and beneficially at least 51% of the Equity Interests of, or otherwise Control, VRP; or

(g) any Obligor shall cease, directly or indirectly, to own legally and beneficially all of the Equity Interests of, or otherwise Control, each of its Subsidiaries.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority applicable to the relevant Lender.

“Class”, when used to refer to any Commitment, Loan or Borrowing, refers to whether the Commitment, Loan or Borrowing is a Revolving Commitment or Term Commitment, Loan or Borrowing, respectively.

“Closing Date” means the date on which the initial extension of credit hereunder is made, which shall occur no later than the date hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all Property in which the Administrative Agent is granted a Lien pursuant to any of the Financing Documents to secure the Secured Obligations.

“Collateral Access Agreement” means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in equipment or inventory, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

“Collateral Assignment by VRC” means the Collateral Assignment by VRC of Assigned Agreements and Consent of Guarantors dated or to be dated on or prior to the Closing Date, among the Borrower, Guarantors and Administrative Agent, in form and substance satisfactory to the Administrative Agent, as amended, modified or supplemented from time to time.

“Collateral Assignment by VRP” means the Collateral Assignment by VRP of Assigned Agreements and Consent dated or to be dated on or prior to the Closing Date, among VRP, the Borrower, Professional Corporations and Administrative Agent, in form and substance satisfactory to the Administrative Agent, as amended, modified or supplemented from time to time.

“Collateral Assignment by Professional Corporations” means the Collateral Assignment by the Professional Corporations of Assigned Agreements and Consent dated or to be dated on or prior to the Closing Date, among the Professional Corporations, VRP, the Borrower and Administrative Agent, in form and substance satisfactory to the Administrative Agent, as amended, modified or supplemented from time to time.

“Collateral Assignment by VRC of Physician Agreements” means the Collateral Assignment by VRC of Physician Agreements dated as of the Closing Date, made by the Borrower in favor of Administrative Agent, in form and substance satisfactory to the Administrative Agent, as modified and supplemented and in effect from time to time.

“Collateral Assignment by VRP of Physician Agreements” means the Collateral Assignment by VRP of Physician Agreements dated as of the Closing Date, made by VRP in favor of Administrative Agent, in form and substance satisfactory to the Administrative Agent, as modified and supplemented and in effect from time to time.

“Commitments” means a Revolving Commitment or Term Commitment, or any combination thereof, as the context requires.

“Consolidated Adjusted EBITDA” means, for any period, for the Borrower Group on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (without duplication) (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower Group for such period, (iii) depreciation and amortization expense, (iv) to the extent approved by the Administrative Agent, any expenses associated with this Agreement which are expensed and not capitalized during the period so expensed, (v) other extraordinary, unusual or non-recurring expenses or charges (to include, for avoidance of doubt, (A) fees and expenses in connection with any Public Offering that are not capitalized and (B) all payments made or payable by any Obligor to Merge (if any) for such period) of the Borrower Group reducing such Consolidated Net Income to be reviewed and confirmed by the Administrative Agent; (vi) non-cash charges reducing such Consolidated Net Income arising out of equity-based compensation; and (vii) amortization of intangibles and organization costs; and minus (without duplication) (b) the following to the extent included in calculating such Consolidated Net Income: (i) interest income; (ii) Federal, state, local and foreign income tax credits of the Borrower Group for such period; and (iii) all non-cash items increasing Consolidated Net Income for such period. In determining Consolidated Adjusted EBITDA in respect of the Total Leverage Ratio only for a particular period, pro forma effect will be given to any Permitted Acquisition or Disposition made by such Person during such period as if such Permitted Acquisition or Disposition, as the case may be, occurred on the first day of such period (giving effect to identified post acquisition cost savings which are (x) permitted in accordance with Regulation S-X (Part 210, Title 17 of the Code of Federal Regulations) or (y) reasonably acceptable to the Administrative Agent).

“Consolidated Cash Flow” means for any period, the sum, for the Borrower Group on a consolidated basis, of the following: (a) Consolidated Adjusted EBITDA for such period, minus (b) without duplication, cash taxes paid during such period, minus (c) Capital Expenditures made during such period.

“Consolidated Debt Service” means, for any period subsequent to the Closing Date, the sum, for the Borrower Group (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments of principal of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations) made during such period plus (b) all Consolidated Interest Expense for such period plus (c) all payments made or payable by any Obligor to Merge (if any) for such period.

“Consolidated Interest Expense” means, for any period, the sum, for the Borrower Group (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period). For the avoidance of doubt, Consolidated Interest Expense shall not include (and if necessary shall be reduced by) the amount of any non-cash deferred financing fee, non-cash charges attributable to warrants or non-cash charges attributable to payment-in-kind obligations.

“Consolidated Net Income” means, for any period, for the Borrower Group on a consolidated basis, the net income of the Borrower Group (excluding extraordinary gains and extraordinary losses in amounts to be reviewed and confirmed by the Administrative Agent), for that period.

“Consolidated Total Debt” means, as of any date of determination, the aggregate Indebtedness (excluding the Swap Termination Values of any Hedging Agreements as of such date) of the Borrower Group on a consolidated basis.

“Control” (including, with its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise) of any Person.

“Current Casualty Event” has the meaning set forth in Section 3.04(b).

“Default” means an Event of Default or an event that with notice or lapse of time or both, in accordance with Article IX, would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that fails to make any Loan (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

“Disclosure Letter” means the Disclosure Letter dated as of the date hereof from the Obligors to the Administrative Agent.

“Disposition” means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by any Obligor or any of its Subsidiaries to any other Person excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of in the ordinary course of business and on ordinary business terms.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that any such assignment by a Lender will not result in a non-exempt prohibited transaction under Section 4975 of the Code or under Section 406 of ERISA.

“Environmental Claim” means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a “claim”) by any other Person alleging or asserting such Person’s liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term “Environmental Claim” shall include, without limitation, any claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Laws” means any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

“Equity Interest” means, as to any Person, the stock (common, preferred or in any other manner designated), limited liability company membership or other interest, or any other right or interest (or right to acquire any such right or interest) however designated, evidencing ownership interests in such Person.

“Equity Investors” means the Sponsor and Dr. Sean Owen Casey.

“Equity Issuance” means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Closing Date of (i) any of its Equity Interests, (ii) any warrants or options exercisable in respect of its Equity Interests (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Affiliates pursuant to employee benefit plans established in the ordinary course of business or existing on the date hereof and disclosed to the Lenders in writing and any Equity Interests of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Wholly Owned Subsidiary of the Borrower or (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower or (z) any issuance or sale of common stock of the Borrower to a Permitted Holder.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Equity Interests of any class, or partnership or other ownership interests of any type in, such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(l 1) of ERISA and Section 412(c)(l 1) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

“ERISA Event” means any of the following events or conditions:

(a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

(c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(d) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; or

(f) the adoption of an amendment to any Plan that, pursuant to Section 401(a) (29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections.

“Estoppel Certificate” means the Estoppel Certificate and Undertaking dated as of the date hereof made by VRP, the Pledgors and the Non-Pledgors party thereto in favor of the Administrative Agent for the benefit of the Secured Parties.

“Event of Default” has the meaning set forth in Section 9.01.

“Excess Cash Flow” means for each fiscal period of the Borrower subsequent to the Closing Date, the sum, for the Borrower Group on a consolidated basis, of the following: (a) Consolidated Adjusted EBITDA for such period, minus (b) cash taxes paid during such period, minus (c) cash Unfinanced Capital Expenditures made during such period, minus (d) cash payments made or payable during such period in respect of Consolidated Interest Expense, minus (e) cash payments made in the amounts due on each Principal Payment Date, minus (f) voluntary cash payments made in conjunction with permanent reduction of the Revolving Commitments, minus (g) cash consideration for Permitted Acquisitions, minus (h) costs and expenses related to Permitted Acquisitions, in each case, that were not deducted as expenses in determining Consolidated Net Income or added back in determining Consolidated Adjusted EBITDA; minus (i) fees and expenses paid to Persons other than the Sponsor; minus (j) any cash amounts which have been added to Consolidated Net Income to calculate Consolidated Adjusted EBITDA in respect of clauses (iv), (v) and (vi) of the definition of “Consolidated Adjusted EBITDA”.

“Excess Funding Guarantor” has the meaning set forth in Section 4.08.

“Excess Payment” has the meaning set forth in Section 4.08.

“Excluded Pledgor” means each of Dr. Gary Michael Weiss (also known as Dr. Gary Weiss) and Dr. David L. Hunter, so long as each such Person owns less than 10% of the Equity Interests of VRP.

“Executive Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Federal and State Fraud and Abuse Laws” include the Federal Anti-Kickback Statute, the Stark Law, the Civil False Claims Act as set forth at 31 U.S.C. § 3729 et seq., the Civil Monetary Penalties Law as set forth at 42 U.S.C. § 1320a-7a, the anti-fraud provisions within HIPAA, as well as any other Federal or state laws (whether criminal, civil or administrative) addressing fraud and abuse related to the provision of or billing related to health care goods and services.

“Federal Anti-Kickback Statute” means 42 U.S.C. §§ 1320a-7b and any regulations promulgated thereunder.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to NewStar (or its successor as Administrative Agent) on such day on such transactions as determined by the Administrative Agent.

“Federal Health Care Program” has the meaning set forth in Section 6.08(b).

“Fee Letter” means that certain letter agreement dated as of August 24, 2007 between the Borrower and NewStar.

“Financing Documents” means:

(a) this Agreement;

(b) the Security Documents;

(c) the Fee Letter;

(d) the Disclosure Letter;

(e) the Syndication Letter;

(f) the Post-Closing Letter Agreement;

(g) the Issuer Documents;

(h) each Hedging Agreement permitted hereunder between an Obligor and a Lender or an Affiliate of a Lender; and

(i) any other document, instrument or agreement now or hereafter entered into in connection with the Loans, the Secured Obligations or the Collateral.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Cash Flow for the period of the four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Debt Service for such period.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis from prior reporting periods, if applicable.

“Governmental Approval” means any action required to show satisfaction of an applicable Governmental Requirement including any permission, permit, certificate, license, approval, waiver, variance or authorization by a Governmental Authority.

“Governmental Authority” includes the country, the state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property.

“Governmental Requirement” means any law, statute, code, ordinance, common law, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor’s obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, (but excluding endorsements for collection or deposit in the ordinary course of business and product warranties given in the ordinary course of business). The terms “Guarantee” and “Guaranteed” used as verbs have the correlative meanings.

“Guaranteed Obligations” has the meaning set forth in Section 4.01.

“Guarantor(s)” has the meaning set forth in the Preamble.

“Hazardous Material” means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls (“PCB’s”), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

“Health Care Laws” shall mean all Federal and state statutes, regulations, rules, manuals, orders, guidelines or requirements pertaining to health care related operations of the Borrower Group. These laws shall include, but not be limited to, the Federal Medicare and Medicaid statutes (set forth generally at 42 U.S.C. §§ 1395 and 1396 et seq., respectively), the Federal CHAMPUS/TRICARE statutes (set forth generally at 10 U.S.C. §§ 1071-1106), the CHAMPVA statutes (set forth generally at 38 U.S.C. § 1713), Federal and State Fraud and Abuse Laws, Federal anti-assignment laws (including but not limited to anti-assignment provisions set forth at 42 U.S.C. §§ 1395g(c), 1395u(b)(6), 1396a(a)(32); 32 C.F.R. 199.7(j); and 42 C.F.R. §§ 424.73, 424.80, 447.10), HIPAA, and any other federal, state or local health care laws or regulations related to any of the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) presenting or causing to be presented a claim for reimbursement for services that is for an item or service that was known or should have been known to be not provided as claimed or false or fraudulent; (iv) failing to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, which intent is to fraudulently secure an such benefit or payment; (v) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by a Governmental Authority or in return for purchasing, leasing or ordering or arranging for or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by a Governmental Authority; or (vi) knowingly or willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omit to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to a facility in order that the facility may qualify for participation in any Governmental Authority or information required to be provided under §1124A of the Social Security Act (42 U.S.C. §1320a-3).

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996 and the transaction, privacy and security regulations promulgated thereunder.

“Hunter Shares” means all Equity Interests of the Borrower owned by Dr. David L. Hunter.

“Included Taxes” has the meaning set forth in Section 10.04(a).

“Indebtedness” means, without duplication, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 60 days of the date the respective goods are delivered or the respective services are rendered, or otherwise in accordance with terms, or are being disputed in good faith by appropriate measures; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person but, if such Indebtedness has not been so assumed, only to the extent of the value of such Property; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person to the extent classified as a liability on a balance sheet in conformity with GAAP; (f) Indebtedness of others Guaranteed by such Person; (g) net obligations of such Person under any Hedging Agreement. The amount of any net obligation under any Hedging Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnitee” has the meaning set forth in Section 12.03(b).

“Information” has the meaning set forth in Section 12.12(b).

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the date hereof executed by the Borrower in favor of the Administrative Agent.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Period” means, for any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or converted from a Loan of another Type or (in the event of a continuation) the last day of the next preceding Interest Period for such Loan, and (subject to Section 2.02(d)) ending on the numerically corresponding day in the first, second, third, sixth, or with the consent of all Lenders, ninth or twelfth month thereafter, as the Borrower may select as provided in Section 2.06, except that each Interest Period for a LIBOR Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

Notwithstanding the foregoing:

(a) if any Interest Period for any Revolving Loan would otherwise end after the Revolving Commitment Termination Date, such Interest Period shall end on the Revolving Commitment Termination Date (and the Borrower shall pay any costs incurred under Section 3.06);

(b) if any Interest Period for any Term Loan would otherwise end after the Term Loan Maturity Date, such Interest Period shall end on the Term Loan Maturity Date, and the Borrower shall pay any costs incurred under Section 3.06;

(c) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date unless, after giving effect thereto, the aggregate principal amount of the Term Loans, having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Loans of such Class permitted to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

(d) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for LIBOR Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day);

(e) in the case of an Interest Period extending beyond ninety (90) days, interest shall also be paid on the respective dates that fall every three months after the beginning of such Interest Period; and

(f) notwithstanding clauses (a), (b), (c) and (d) above, no Interest Period for any Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

“Internet Domain Names Agreement” means the Certificate Regarding Assignment of Domain Names dated as of the date hereof executed by the Borrower and the other Obligors party thereto (if any), in favor of the Administrative Agent.

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interest, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 60 days arising in connection with the sale of inventory, supplies or services by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the L/C Application and any other agreement, instrument or document entered into by the L/C Issuer and the Borrower (or any of its Subsidiaries) or in favor the L/C Issuer and relating to such Letter of Credit.

“Joinder Agreement” means a Joinder Agreement substantially in the form of Exhibit E by an entity that, pursuant to Section 7.10 is required to become a “Guarantor” hereunder in favor of the Administrative Agent.

“L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Revolving Commitment.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit that has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans.

“L/C Commitment” means the commitment of the L/C Issuer hereunder to issue Letters of Credit or to cause Letters of Credit to be issued by the L/C Substitute Issuer. The L/C Commitment shall be in the initial maximum amount of $-0-, and such amount shall be subject to termination or reduction from time to time pursuant to and in accordance with this Agreement. The L/C Obligations shall not exceed in aggregate amount at any time the lesser of (a) the aggregate Revolving Commitments in effect at such time minus the Total Revolving Credit Outstandings at such time, or (b) the amount of the L/C Commitment in effect at such time.

“L/C Commitment Effective Date” means the Closing Date.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof or the increase of the amount thereof.

“L/C Default Rate” means the interest rate per annum equal to the sum of (a) the Base Rate, plus (b) the then Applicable Margin for Loans that are Base Rate Loans, plus (c) two percent (2%).

“L/C Expiration Date” means the day that is seven (7) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Honor Date” has the meaning specified in Section 2.08(c)(i).

“L/C Issuer” means the financial institution identified and appointed by the Administrative Agent, in accordance with Section 11.10 hereof, as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit, plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.08(m). For all purposes of this Agreement and other Financing Documents, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Substitute Issuer” means, in relation to any Letter of Credit, any bank or other financial institution that will issue or amend such Letter of Credit on behalf and for the account of the L/C Issuer, and for the ultimate account of the Borrower hereunder.

“Letter of Credit” means any standby letter of credit issued (a) by the L/C Issuer for the account of the Borrower hereunder, or (b) by the L/C Substitute Issuer on behalf and for the account of the L/C Issuer, for the ultimate account of the Borrower hereunder.

“Letter of Credit Fees” has the meaning specified in Section 2.08(i).

“LIBOR Loans” means Loans the interest rates on which are determined on the basis of rates referred to in the definition of LIBOR Rate.

“LIBOR Rate” means, with respect to any LIBOR Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (i) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein). If Bloomberg Professional Service no longer reports the LIBOR or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank market, then the LIBOR Rate shall be calculated based upon the rate for similar Interest Periods quoted in the national edition of The Wall Street Journal.

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of the Financing Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

“Life Insurance Proceeds” means the aggregate cash proceeds of any key man life insurance policy received by Borrower or any Guarantor.

“Loan Parties” means, collectively, the Obligors and Pledgors.

“Loans” means, collectively the Revolving Loans and Term Loans.

“Majority Lenders” means, subject to the last paragraph of Section 12.02, Lenders having more than 50% of the sum of (a) the aggregate unused amount, if any, of the Revolving Commitments plus (b) the Total Revolving Credit Outstanding plus (c) the aggregate outstanding principal amount of the Term Loans; provided, that (1) if there are only two Lenders (treating Affiliates and Approved Funds of a Lender and such Lender as a single Lender for purposes of this proviso), then “Majority Lenders” means both such Lenders and (2) if there are three Lenders (treating Affiliates and Approved Funds of a Lender and such Lender as a single Lender for purposes of this proviso) and NewStar (together with its Affiliates and Approved Funds) holds more than 45% of the sum of the aggregate unused amount, if any, of the Revolving Commitments plus the Total Revolving Credit Outstanding plus the aggregate outstanding principal amount of the Term Loans, then “Majority Lenders” means NewStar (together with its Affiliates and Approved Funds) plus one other Lender.

“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the operations, business, liabilities, financial condition or Properties of the Borrower Group taken as a whole, (b) the ability of the Obligors, taken as a whole, to perform their obligations under the Financing Documents to which they are party, (c) the ability of any Pledgor to perform its material obligations under the Financing Documents to which it is party, (d) the validity or enforceability of any Financing Document or (e) the rights and remedies of the Lenders and the Administrative Agent under the Financing Documents.

“Material Contracts” means, collectively, (a) all professional and/or management services agreements to which an Obligor is party, (b) all material license agreements to which an Obligor is party, (c) all material employment and/or non-competition agreements with key physicians (as determined by the Administrative Agent), (d) all material leases (including the VRC HQ Lease) to which an Obligor is party, and (e) any other contract or agreement to which an Obligor is party that is material to the operations, business or Properties of such Obligor.

“Material Indebtedness” means Indebtedness (other than the Loans) or obligations in respect of one or more Hedging Agreements, of any one or more of the Obligors in an aggregate principal amount exceeding $750,000.

“Maturity Date” means the fifth anniversary of the Closing Date; provided, if such day is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Revolver Amount” means $4,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

“Medicaid” means that government-sponsored entitlement program under Title XIX, P.L. 89-97 of the Social Security Act, which provides federal grants to states for medical assistance based on specific eligibility criteria, as set forth on Section 1396, et seq. of Title 42 of the United States Codes.

“Medicare” means that government-sponsored insurance program under Title XVIII, P.L. 89-97, of the Social Security Act, which provides for a health insurance system for eligible elderly and disabled individuals, as set forth at Section 1395, et seq. of Title 42 of the United States Code.

“Merge” means Merge eMed, Inc. (f/k/a eMed Technologies Corporation), a Delaware corporation.

“Michel Holder” shall mean Dr. Eduard Michel, or in the event of his resignation, removal, termination, disqualification, death or disability, another Person that is reasonably satisfactory to, and approved by, the Majority Lenders within 120 days after such death or disability.

“Michel Shares” means all Equity Interests of the Borrower owned by Dr. Eduard Michel.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Available Proceeds” means:

(i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

(ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Borrower or any other Obligor in respect of such Casualty Event net of (A) reasonable expenses incurred by the Borrower or its Subsidiaries in connection therewith and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property and any income and transfer taxes payable by the Borrower or any of its Subsidiaries in respect of such Casualty Event; and

(iii) in the case of any Equity Issuance or the incurrence of Indebtedness, the aggregate amount of all cash received by the Borrower and the other Obligors in respect of such Equity Issuance or incurrence net of underwriting discounts, commissions, taxes payable in connection with such issuance or incurrence (whether payable at such time or thereafter), and other reasonable expenses incurred by the Borrower or its Subsidiaries in connection therewith.

“Net Cash Payments” means, with respect to any Disposition, the aggregate amount of all cash payments, received by the Borrower and any other Obligors directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Obligors in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Obligors (including any direct or indirect equity holders thereof) as a result of such Disposition, and (b) Net Cash Payments shall be net of any repayments by the Obligors of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition or (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

“NewStar” means NewStar Financial, Inc., a Delaware corporation.

“Notice of Borrowing” has the meaning set forth in Section 2.03(a).

“Obligors” means, collectively, the Borrower and the Guarantors.

“Other Taxes” has the meaning set forth in Section 10.04(b).

“Outstanding Amount” means (a) with respect to any of the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of such Loans occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts.

“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Perfection Certificate” means a certificate in the form of Exhibit G or any other form approved by the Administrative Agent.

“Permitted Acquisition” has the meaning set forth in Section 8.08.

“Permitted Holders” means, collectively, the Casey Holder, the Michel Holder, the Sponsor and its Affiliates (other than portfolio companies).

“Permitted Investments” means investments in (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof, (b) commercial paper maturing within one year from the date of creation thereof rated at least Al or the equivalent by Standard & Poor’s Corporation or P1 or the equivalent by Moody’s Investors Service, Inc. at the time of the acquisition thereof, (c) deposits maturing within one year from the date of creation thereof with, including certificates of deposit and banker’s acceptances issued by, any Lender or any office located in a country that is a member of the Organization for

Economic Cooperation and Development (the “OECD”), including the United States, of any other bank or trust company which at the time of the acquisition thereof (i) is organized under the laws of any OECD country, including the United States or any state thereof or the District of Columbia, (ii) has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank’s or trust company’s most recent financial reports) and (iii) has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively, (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor’s or Moody’s Investors Services, Inc.; and (f) deposits in money market or similar funds investing at least 95% of its assets in investments described in clauses (a), (b), (c) or (e) above and having a rating in the highest investment category granted thereby by a recognized credit rating agency at the time of acquisition.

“Permitted Liens” means: (i) Liens imposed by law for taxes and other governmental charges that are not yet due or are being contested in compliance with Section 7.04; (ii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance or other social security laws or regulations; (iii) carriers’, warehousemen’s, landlord’s, repairmen’s, mechanics’, materialmen’s or other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04; (iv) easements, restrictions (including zoning restrictions), rights-of-way encroachment and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations, do not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Obligor or any Subsidiary thereof and do not materially impair the value of such Property subject thereto; (v) cash deposits to secure the performance of bids, trade contracts, leases, performance bonds, statutory obligations and other obligations of a like nature, in each case in the ordinary course of business; (vi) cash deposits to secure up to $500,000 of surety or appeal bonds; (vii) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article IX; (viii) liens permitted under Section 8.02; (ix) liens arising from precautionary UCC financing statements in respect of leases permitted by this Agreement; (x) liens in favor of vendors of goods arising as a matter of law securing the payment of the purchase price therefor so long as such Liens attach only to the purchased goods; (xi) pledges or deposits of cash and Permitted Investments securing deductibles, self-insurance, co-payment, co-insurance, retentions and similar obligations to providers of insurance in the ordinary course of business; (xii) liens arising in connection with Capital Lease Obligations and purchase money liens (on assets acquired with proceeds of purchase money Indebtedness), in each instance solely to the extent the related Indebtedness is permitted under Section 8.01.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Plan” means an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pledgors” means each owner of Equity Interests of VRP or any Professional Corporation. As of the Closing Date, the Pledgors are Drs. Sean Owen Casey, Eduard Michel, David L. Hunter and Gary Michael Weiss (also known as Gary Weiss).

“Pledge Agreements” means, collectively, (i) each Pledge Agreement dated as of the date hereof made by a Pledgor in favor of the Administrative Agent and (ii) any Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent, dated after the date hereof made by a Pledgor in favor of the Administrative Agent.

“Post-Closing Letter Agreement” means the letter agreement among the Obligors and the Administrative Agent dated as of the date hereof with respect to certain post-closing matters.

“Post-Default Rate” has the meaning set forth in Section 3.02(b).

“Principal Office” means the principal office of the Administrative Agent, presently located at 500 Boylston Street, Boston, Massachusetts 02116.

“Principal Payment Date” means a date upon which a scheduled payment of principal is due in respect of the Term Loans.

“Pro Rata Share” has the meaning set forth in Section 4.08.

“Professional Corporations” means, collectively, Virtual Radiologic Professionals of California, P.A., a Delaware professional corporation, Virtual Radiologic Professionals of Illinois, S.C., an Illinois corporation, Virtual Radiologic Professionals of Michigan, P.C., a Michigan corporation, Virtual Radiologic Professionals of Minnesota, P.A., a Delaware professional corporation, Virtual Radiologic Professionals of New York, P.A., a Delaware professional corporation, Virtual Radiologic Professionals of Texas, P.A., a Delaware professional corporation, and each other similar professional corporation or association that provides medical services and is affiliated with an Obligor which may be formed after the Closing Date.

“Property” or “Properties” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Public Lender” has the meaning set forth in Section 7.01.

“Public Market” shall exist if (a) a Public Offering has been consummated and (b) any Equity Interests of the Borrower have been distributed by means of an effective registration statement under the Securities Act of 1933.

“Public Offering” means a public offering of the Equity Interests of the Borrower pursuant to an effective registration statement under the Securities Act of 1933.

“Publicly Available Software” has the meaning set forth in Section 6.05(c).

“Qualifying Counterparties” means, with respect to any Hedging Agreement, any nationally recognized dealer in such Hedging Agreements (which may include any Lender or any Affiliate thereof) reasonably acceptable to the Administrative Agent.

“Quarterly Date” means the last Business Day of each fiscal quarter ending nearest to the last day of each March, June, September and December in each year, commencing with the first such day after the Closing Date.

“Register” has the meaning set forth in Section 12.04(c).

“Regulation D, T, U or X” means Regulation D, T, U or X of the Board.

“Regulatory Change” means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

“Required Payment” has the meaning set forth in Section 3.07(d).

“Reserve Requirement” means, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by any Lender against “Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Lender by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBOR Rate for LIBOR Loans is to be determined as provided in the definition of “LIBOR Rate” in this Section 1.01 or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.

“Responsible Officer” means, with respect to any Obligor, the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of such Obligor. Any document delivered hereunder that is signed by a Responsible Officer of an Obligor shall be conclusively presumed to have been authorized by all necessary corporate, partnership, shareholder, director, limited liability company and/or other action on the part of such Obligor and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Obligor. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means (a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of Equity Interests of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom stock” payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower or any of its Subsidiaries), but excluding dividends payable solely in shares of Equity Interests of the Borrower; (b) any loan, advance or other payment to the holders of any Equity Interest of the Borrower or to any Affiliate of the Borrower other than reasonable salaries, other compensation and benefits and expense reimbursements paid to employees; (c) payment of any compensation, management fee or expense, investment banking fee or similar amount to any Affiliate of the Borrower; and (d) any payment to the holders of any Indebtedness subordinated to the repayment of the Loans.

“Revolving Commitment” means, as to each Revolving Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule A under the caption “Revolving Commitment” or, in the case of a Person that becomes a Revolving Lender pursuant to an assignment permitted under Section 12.04(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time pursuant to this Agreement). The initial aggregate amount of the Revolving Commitments (sometimes referred to herein as the Maximum Revolver Amount) on the Closing Date is $4,000,000.

“Revolving Commitment Termination Date” means the earliest to occur of (a) the Maturity Date and (b) the date of termination of the Revolving Commitment in accordance with the terms of the Financing Documents.

“Revolving Lenders” means (a) on the date hereof, the Lenders having Revolving Commitments on Schedule A and (b) thereafter, the Lenders from time to time holding Revolving Loans and Revolving Commitments after giving effect to any assignments thereof permitted by Section 12.04(b).

“Revolving Loan” means each Loan made by a Lender to the Borrower pursuant to Section 2.01(a).

“Rolling Period” means, for any fiscal quarter ending on a Quarterly Date, such quarter and the three preceding fiscal quarters.

“Schedule A” means (a) during the period from the Closing Date to the effective date of the NewStar Assignments, Schedule A-1, and (b) from and after the effective date of the NewStar Assignments, Schedule A-2.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Financing Document or with respect to any Loan or under any Hedging Agreement under which the Qualifying Counterparty is a Lender or an Affiliate of a Lender, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any bankruptcy, insolvency or other debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Secured Parties” means, collectively, the Lenders, Administrative Agent, L/C Issuer, any Affiliate of a Lender that is party to a Hedging Agreement with an Obligor permitted hereunder, and any other Affiliate of a Lender to which Secured Obligations are owing and secured by the Collateral under the Security Documents.

“Security Agreement” means the Security Agreement dated as of the date hereof executed by the Borrower and the Guarantors in favor of the Administrative Agent.

“Security Documents” means the Security Agreement, the Collateral Assignment by VRC, the Collateral Assignment by VRP, the Collateral Assignment by Professional Corporations, the Collateral Assignment by VRC of Physician Agreements, the Collateral Assignment by VRP of Physician Agreements, the collateral assignment of keyman life insurance delivered pursuant to Section 7.12, all Collateral Access Agreements, all Account Control Agreements, the Intellectual Property Security Agreement, the Affiliate Subordination Agreement, the Estoppel Certificate, the Pledge Agreements, all Uniform Commercial Code financing statements required by any of the foregoing to be filed with respect to the security interests in personal Property and fixtures created pursuant thereto, and any and all other agreements or instruments now or hereafter executed and delivered to the Secured Parties by any Loan Party or any other Person as security for the Secured Obligations.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Dividend” means a one-time, special cash dividend distribution made by the Borrower to its common and participating preferred shareholders (and in the case of optionholders, dividend equivalents) on or soon after the Closing Date in a total amount not to exceed $41,000,000.

“Sponsor” means Generation Partners II LLC, a Delaware limited liability company, and its Affiliates.

“Stark Law” means 42 U.S.C. § 1395nn and any regulations promulgated thereunder.

“Stark Law Claim” means, with respect to any Person, any notice, claim, demand or other communication by any other Person alleging or asserting such Person’s liability for fines, costs, damages, injuries or penalties arising out of, based on or resulting from any violation, or alleged violation, of the Stark Law.

“Subordination Provisions” has the meaning set forth in Section 9.01(q).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, limited liability company, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Swap Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Syndication Letter” means the letter agreement dated as of the date hereof among the Obligors and NewStar.

“Taxes” means all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, including, without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed with respect to any such assessment).

“Term Commitment” means, as to each Term Lender, the obligation of such Lender to make a Term Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule A under the caption “Term Commitment” or, in the case of a Person that becomes a Term Lender pursuant to an assignment permitted under Section 12.04(b), as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced at any time or from time to time pursuant to this Agreement). The aggregate amount of the Term Commitments on the Closing Date is $41,000,000.

“Term Loan” means each Loan made by a Lender to the Borrower pursuant to Section 2.01(b).

“Term Loan Maturity Date” means the earliest to occur of (a) the Maturity Date and (b) the first date on which all outstanding principal of, interest on and all other amounts outstanding in respect of the Term Loans shall have been paid in full.

“Term Lenders” means (a) on the date hereof, the Lenders having Term Commitments on Schedule A and (b) thereafter, the Lenders from time to time holding Term Loans after giving effect to any assignments thereof permitted by Section 12.04(b).

“Third Party Payer” shall mean any public or private organization other than a Governmental Authority that pays or underwrites health or medical expenses on behalf of individuals or groups.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on such date to (b) Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters most recently ended.

“Total Revolving Credit Outstanding” means the aggregate Outstanding Amount of all Revolving Loans and L/C Obligations.

“Type”, in reference to any Loan or Borrowing, refers to whether the rate of interest thereon is determined by reference to the Base Rate or the LIBOR Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in The State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than The State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures for such period excluding (a) Capital Expenditures paid with proceeds of Indebtedness for money borrowed (except for the Revolving Loans) incurred to finance such Capital Expenditures and (b) Capital Expenditures financed by Indebtedness of the kind referred to in clause (e) of the definition of “Indebtedness”.

“Unreimbursed Amount” has the meaning specified in Section 2.08(c)(i).

“US Copyright Office” means the United States Copyright Office.

“US PTO” means the United States Patent and Trademark Office.

“VRP” means Virtual Radiologic Professionals, LLC, a Delaware limited liability company.

“Weiss Shares” means all Equity Interests of the Borrower owned by Dr. Gary Michael Weiss (also known as Dr. Gary Weiss).

“Wholly Owned Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“W-8BEN Certification” has the meaning assigned thereto in Section 10.04(f).

“W-8ECI Certification” has the meaning assigned thereto in Section 10.04(f).

Section 1.02 Classification. Loans and Borrowings hereunder may be identified by “Class” (e.g., a “Revolving Loan”, “ or “Term Loan”), “Type” (e.g., a “LIBOR Loan” or a “LIBOR Borrowing”) and Class and Type (e.g., a “Revolving LIBOR Loan”). Commitments hereunder may be referred to by “Class” (e.g., a Revolving Commitment, or a Term Commitment).

Section 1.03 Principles of Interpretation. The following rules of usage shall apply to this Agreement and the other Financing Documents (and each appendix, schedule, exhibit and annex thereto) unless otherwise required by the context or unless otherwise specified therein:

(a) Definitions set forth herein or in any other Financing Document shall be equally applicable to the singular and plural forms of the terms defined.

(b) References to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in any Financing Document are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such Financing Document (unless expressly provided otherwise in such Financing Document).

(c) Reference to any Financing Document shall include all schedules, annexes, exhibits and appendices to such Financing Document.

(d) The headings, subheadings and table of contents used in any Financing Document are solely for convenience of reference, shall not constitute a part of such Financing Document and shall not affect the meaning, construction or effect of any provision thereof.

(e) References to any Person in any Financing Document shall include such Person, its successors and permitted assigns and transferees.

(f) Reference to any agreement (including any Financing Document) or Governmental Approval in any Financing Document means such agreement as amended, supplemented or otherwise modified from time to time in accordance with the applicable provisions thereof or as required by any Governmental Requirement.

(g) References to any law in any Financing Document includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement thereof.

(h) Words such as “hereunder”, “hereto”, “hereof” and “herein” and other words of like import used in any Financing Document shall, unless the context clearly indicates to the contrary, refer to the whole of such Financing Document and not to any particular article, section, subsection, paragraph or clause thereof.

(i) References to “including” in any Financing Document means including without limiting the generality of any description preceding such term.

(j) Each of the parties to one or more Financing Documents and their counsel have reviewed and revised, or requested revisions to, such Financing Document, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the interpretation of such Financing Document and any amendments or exhibits hereto.

Section 1.04 Accounting Terms. For purposes of Section 8.13, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements of the Borrower referred to in Section 7.01(a). In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Majority Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, the Public Borrower Accounting Oversight Board or, if applicable, the SEC.

ARTICLE II

THE CREDITS

Section 2.01 The Commitments.

(a) Revolving Loans. Subject to the terms and conditions of this Agreement and the other Financing Documents, each Lender with a Revolving Commitment agrees (severally, not jointly and severally) to make Revolving Loans from time to time on any Business Day prior to the Revolving Commitment Termination Date in an aggregate amount at any one time outstanding not to exceed such Lender’s Applicable Percentage of an amount equal to the Maximum Revolver Amount less the sum of the then outstanding principal amount of Revolving Loans and L/C Obligations. Lenders shall have no obligation to make Revolving Loans or cause the issuance of any Letter of Credit to the extent such Revolving Loans or Letter of Credit would cause the sum of the aggregate outstanding principal balance of Revolving Loans and L/C Obligations to exceed the Maximum Revolver Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

(b) Term Loans. Subject to the terms and conditions of this Agreement, each Term Lender agrees to make one Term Loan to the Borrower on the Closing Date in a principal amount up to but not exceeding the amount of its Term Commitment. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed.

(c) Termination and Reduction of Commitments. Unless previously terminated, (i) the Revolving Commitments shall automatically terminate on the Revolving Commitment Termination Date, and (ii) the Term Commitments shall automatically terminate on the Closing Date. The Revolving Commitments may be voluntarily reduced by the Borrower from time to time, provided, that: (i) the Borrower shall give the Administrative Agent at least 5 Business Days’ notice of any such reduction, and all Revolving Loans (and accrued but unpaid interest thereon) in excess of the Revolving Commitment as proposed to be reduced shall be repaid simultaneously with the giving of such notice; and (ii) any reduction in the Revolving Commitment shall be in the minimum amount of $500,000. Any termination or reduction of the Commitments shall be permanent.

Section 2.02 Loans and Borrowings.

(a) General. Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the applicable Lenders ratably in accordance with their respective Revolving Commitments. Each Term Loan shall be made as part of a Borrowing consisting of Term Loans made by the applicable Lenders in accordance with their respective Term Commitments. The failure of any applicable Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Revolving Commitments and the Term Commitments of the applicable Lenders are several, and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Subject to Section 10.01, each Borrowing shall consist entirely of Base Rate Loans or of LIBOR Loans.

(b) Minimum Amounts: Closing Date Fundings. Each Revolving Borrowing shall be in an aggregate amount of $100,000 or an integral multiple of $50,000 in excess thereof (or, if smaller, in an aggregate amount equal to the entire unused balance of the aggregate Revolving Commitments); provided, that no Revolving Borrowing exceeding $1,000,000 in the aggregate shall be made on the Closing Date. The Term Loans shall be fully funded on the Closing Date.

(c) Limit on Number of Borrowings. There may not be more than three LIBOR Loans outstanding in respect of each Class at any time provided, that all LIBOR Loans with the same Interest Period start- and end-dates shall count as a single LIBOR Loan for purposes of this Section 2.02(c).

(d) Limits on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower may not request (or elect to convert to or continue as a LIBOR Borrowing): (i) any Revolving Borrowing or Term Borrowing if the Interest Period requested therefor would end after the Maturity Date or (ii) with respect to Term Loan Borrowings, if the aggregate principal amount of Term Loans covered by such requests for such Interest Periods would exceed the principal amount of Term Loans permitted to be outstanding at the end of such Interest Period after giving effect to all principal payments due on Principal Payment Dates occurring during such Interest Period. No more than three separate Interest Periods in respect of LIBOR Loans of a Class from each Lender may be outstanding at any time.

Section 2.03 Notice of Borrowings.

(a) To request a Borrowing of a Revolving Loan, the Borrower shall notify the Administrative Agent of such request by telephone (i) in the case of a LIBOR Borrowing, not later than noon, Boston time, three Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing, not later than 1:00 p.m., Boston time, one Business Day before the date of the proposed Borrowing. Each such telephonic Notice of Borrowing shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Notice of Borrowing in substantially the form of Exhibit B and signed by the Borrower (each such telephonic and written notice, a “Notice of Borrowing”).

(b) Such written Notice of Borrowing shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be a LIBOR Borrowing or a Base Rate Borrowing;

(iv) in the case of a LIBOR Borrowing, the duration of the initial Interest Period therefor; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed.

(c) If the Borrower fails to specify the duration of any Interest Period with respect to any requested LIBOR Borrowing, the requested Borrowing shall instead have an Interest Period of one month.

Section 2.04 Notice to Lenders; Funding of Borrowings.

(a) Promptly after receipt of a Notice of Borrowing in accordance with Section 2.03, the Administrative Agent shall advise each Lender of the contents thereof and of the amount of such Lender’s Loan to be made by such Lender as part of the requested Borrowing.

(b) Each Lender shall make each Loan to be made by it under this Agreement on the proposed date of such Loan by wire transfer of immediately available funds, by 2:00 p.m. (Boston time), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Unless the Administrative Agent reasonably determines that any applicable condition specified in Article V has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Notice of Borrowing. Failure of one Lender to make a Loan shall not relieve other Lenders from their obligation (if any, under the terms of this Agreement) to do so.

(c) The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type. Each Lender at its option may make any LIBOR Loan by causing any branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

Section 2.05 Several Obligations. The amounts payable by the Borrower to each Lender at any time hereunder and under the other Financing Documents shall be a separate and independent debt.

Section 2.06 Interest Elections.

(a) The Loans constituting each Borrowing initially shall be LIBOR Loans or Base Rate Loans, as specified in the applicable Notice of Borrowing and, in the case of a LIBOR Borrowing, shall have the Interest Period specified in such Notice of Borrowing. Thereafter, the Borrower may elect (i) to convert such Borrowing into a Borrowing of a different Type, or to continue such Borrowing as a Borrowing of the same Type, and (ii) in the case of a LIBOR Borrowing, the Interest Period therefor, in each case as provided in this Section.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Notice of Borrowing would be required under Section 2.03(a) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each such telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies;

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be a LIBOR Borrowing or a Base Rate Borrowing; and

(iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period therefor, which shall be a period permitted by Section 2.02(c) and the definition of the term “Interest Period”.

(d) Promptly after receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the contents thereof and of such Lender’s portion of the resulting Borrowing.

(e) If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a LIBOR Borrowing before the end of the Interest Period therefor, unless such Borrowing is repaid, at the end of such Interest Period, such Borrowing shall be continued as a LIBOR Borrowing with a one month Interest Period.

(f) Notwithstanding anything to the contrary in this Agreement, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing with an Interest Period in excess of one month and (ii) unless repaid, each LIBOR Borrowing shall be converted into a LIBOR Borrowing with an Interest Period of one month at the end of the Interest Period therefor, or at the request of the Borrower, into a Base Rate Borrowing.

Section 2.07 Notes; Records.

(a) At the request of any Revolving Lender, the Revolving Loans made by such Revolving Lender shall be evidenced by a promissory note of the Borrower in form and substance reasonably satisfactory to such Revolving Lender, payable to such Revolving Lender in a principal amount equal to the amount of its Revolving Commitment and otherwise duly completed.

(b) At the request of any Term Lender, the Term Loan made by such Term Lender shall be evidenced by a single promissory note of the Borrower in form and substance reasonably satisfactory to such Term Lender, payable to such Term Lender in a principal amount equal to the amount of its Term Commitment and otherwise duly completed.

(c) Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower, including the date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan of each Class made by such Lender to the Borrower, and each payment made on account of the principal thereof. The Administrative Agent shall maintain records in which it shall record the amount of each Loan made hereunder, the Class and Type thereof, each Interest Period therefor, the amount of any principal or interest due and payable, or to become due and payable, from the Borrower to each Lender under this Agreement, the amount of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender’s share thereof. The entries made in any Lender’s or the Administrative Agent’s records pursuant to this Section 2.07(c) shall be prima facie evidence (absent manifest error) of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not affect in any manner the obligations of the Borrower or any Guarantor to repay the Loans in accordance with this Agreement.

Section 2.08 Letters of Credit.

(a) The L/C Commitment.

(i) Subject to the terms and conditions set forth herein, the L/C Issuer agrees, in reliance upon the agreements of the Borrower and the Revolving Lenders set forth in this Section 2.08, (a) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit, or (as the case may be) to cause Letters of Credit to be issued by the L/C Substitute Issuer, in each case for the account of the Borrower under this Agreement, and to amend or extend Letters of Credit previously issued, or (as the case may be) to cause Letters of Credit previously issued to be amended or extended by the L/C Substitute Issuer, all in accordance with Section 2.08(b), and (b) to honor drawings under the Letters of Credit, or (as the case may be) to cause the L/C Substitute Issuer to honor drawings under the Letters of Credit; and the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and any drawings thereunder; provided, however, that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstanding shall not exceed the Maximum Revolver Amount then in effect, (y) the aggregate Outstanding Amount of the Revolving Loans of any Revolving Lender, plus such Lender’s applicable Revolving Commitment of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Commitment, and (z) the aggregate Outstanding Amount of the L/C Obligations shall not exceed the L/C Commitment. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall not issue any Letter of Credit, or (as the case may be) cause any Letter of Credit to be issued by the L/C Substitute Issuer, if:

1) subject to Section 2.08(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last extension, unless the Administrative Agent has approved such expiry date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the L/C Expiration Date); or

2) the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Revolving Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit, or (as the case may be) to cause any Letter of Credit to be issued by the L/C Substitute Issuer, if:

1) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer or the L/C Substitute Issuer from issuing such Letter of Credit, or any Applicable Law or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer or the L/C Substitute Issuer shall prohibit, or request that the L/C Issuer or the L/C Substitute Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer or the L/C Substitute Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer or the L/C Substitute Issuer is not otherwise compensated hereunder) not in effect on the L/C Commitment Effective Date, or shall impose upon the L/C Issuer or the L/C Substitute Issuer any unreimbursed loss, cost or expense which was not applicable on the L/C Commitment Effective Date and which the L/C Issuer in good faith deems material to it;

2) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

3) such Letter of Credit is to be denominated in any currency other than Dollars;

4) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

5) any default of any Revolving Lender’s obligations to fund under Section 2.08(c) exists or any Revolving Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender.

(iv) The L/C Issuer shall not amend any Letter of Credit, or otherwise cause any Letter of Credit to be amended by the L/C Substitute Issuer, if the L/C Issuer would not be permitted at such time to issue such Letter of Credit, or (as the case may be) to cause such Letter of Credit to be issued, in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit, or otherwise to cause any Letter of Credit to be amended, if (x) the L/C Issuer would have no obligation at such time to issue such Letter of Credit (or to cause such

Letter of Credit to be issued) in its amended form under the terms hereof, or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued, or (as the case may be) caused to be issued, by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (x) provided to the Administrative Agent in Article XI with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued or caused to be issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article XI included the L/C Issuer with respect to such acts or omissions, and (y) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer and the Administrative Agent in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 2:00 p.m., at least four (4) Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in any particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of any request for the initial issuance of any Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer and the Administrative Agent: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the L/C Issuer may reasonably require. In the case of any request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the L/C Issuer and the Administrative Agent: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment thereof (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any L/C Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such L/C Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or any Obligor, at least two (2) Business Days prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit, or (as the case may be) cause a Letter of Credit to be issued by the L/C Substitute Issuer, in each case for the account of the Borrower under this Agreement or enter into the applicable amendment, as the case may be, in each case, in accordance with the usual and customary business practices of the L/C Issuer and (if applicable) the L/C Substitute Issuer. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Revolving Commitment times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue (or cause to be issued) a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, however, that any such Auto-Extension Letter of Credit must permit the L/C Issuer or (as the case may be) L/C Substitute Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (x) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time, to issue such Letter of Credit (or otherwise to cause such Letter of Credit to be issued) in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.08(a) or otherwise), or (y) it has received notice (which may be by telephone or in writing) on or before the day that is ten (10) Business Days before the Non-Extension Notice Date (x) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension, or (z) from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions specified in Article V is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after any Letter of Credit or any amendment to a Letter of Credit has been delivered to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit, or (as the case may be) from the L/C Substitute Issuer, of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 2:00 p.m. on the date of any payment by the L/C Issuer or (as the case may be) by the L/C Substitute Issuer with respect to a Letter of Credit (each such date, an “L/C Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Lender of the L/C Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Revolving Loans that are Base Rate Loans to be disbursed on the L/C Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02(b) for the principal amount of Borrowings, but subject to the amount of the unutilized portion of the Revolving Commitments and the conditions set forth in Article V (other than the delivery of a Borrowing Request). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.08(c)(i) may be given by telephone if promptly confirmed in writing; provided, however, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Lender shall upon any notice pursuant to Section 2.08(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.08(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan that is a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolving Loans that are Base Rate Loans because the conditions set forth in Article V cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the L/C Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.08(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.08.

(iv) Until each Revolving Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.08(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Revolving Commitment of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.08(c), shall be absolute and unconditional and shall not be affected by any circumstance, including: (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the L/C Substitute Issuer, the Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuation of any Default; or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.08(c) is subject to the conditions set forth in Article V (other than delivery by the Borrower of a Borrowing Request). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under or with respect to any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate or a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.08(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under or with respect to any Letter of Credit and has received from any Revolving Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.08(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Revolving Commitment thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.08(c)(i) is required to be returned under any of the circumstances described in Section 12.08 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the L/C Issuer its applicable Revolving Commitment thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause (ii) shall survive the payment in full of the Guaranteed Obligations, payment in full of the Secured Obligations, and the termination of this Agreement.

(e) Obligations Absolute. The obligations of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Financing Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Guarantor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, the L/C Substitute Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or Instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer or (as the case may be) the L/C Substitute Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer or (as the case may be) the L/C Substitute Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any debtor relief laws; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any other Loan Parties, except any circumstance or happening caused by the gross negligence or willful misconduct of the L/C Issuer or (as the case may be) the L/C Substitute Issuer.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it in accordance with the procedures set forth herein and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the Administrative Agent and the L/C Issuer. The Borrower shall be deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under any Letter of Credit, neither the L/C Issuer nor the L/C Substitute Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, the L/C Substitute Issuer, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer or the L/C Substitute Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or Instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, the L/C Substitute Issuer, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer or the L/C Substitute Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.08(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which were caused by the willful misconduct or gross negligence of the L/C Issuer or L/C Substitute Issuer or the willful failure of the L/C Issuer or L/C Substitute Issuer to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer and the L/C Substitute Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, and neither the L/C Issuer nor the L/C Substitute Issuer shall be responsible for the validity or sufficiency of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer or (as the case may be) the L/C Substitute Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, promptly Cash Collateralize the then Outstanding Amount of all L/C Obligations. Upon the drawing of any Letter of Credit for which funds are on deposit as cash collateral, such funds shall be applied, to the extent permitted under Applicable Law, to reimburse the L/C Issuer.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Revolving Commitment Letter of Credit fees (the “Letter of Credit Fees”) for each Letter of Credit at an annual rate equal to the Applicable Margin for Loans that are LIBOR Loans times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 2.08(m). Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand, and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin for Loans that are LIBOR Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Administrative Agent, while any Event of Default exists, all Letter of Credit Fees shall accrue at an annual rate equal to the Applicable Margin for Loans that are LIBOR Loans plus 2.0% times the daily amount available to be drawn under each such Letter of Credit.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit payable in the amount customarily charged by the L/C Issuer (as of the Closing Date, 50 basis points on the stated amount of any Letter of Credit, plus $1,500 if the stated amount of the Letter of Credit is less than $100,000). Such fronting fee shall be computed on the daily amount available to be drawn under each Letter of Credit on a quarterly basis in arrears and shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer or otherwise incurred by the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Letters of Credit Issued for Subsidiaries. Notwithstanding that any Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, any Guarantor, the Borrower shall nevertheless be and remain obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the business of the Borrower Group.

(m) Letter of Credit Amounts. Unless otherwise specified herein, the amount of any letter of credit (including any Letter of Credit) at any time shall be deemed to be the stated amount of such letter of credit in effect at such time; provided, however, that with respect to any letter of credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such letter of credit shall be deemed to be the maximum stated amount of such letter of credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 2.09 Fees.

(a) Revolver Commitment Fee. The Borrower shall pay to the Administrative Agent for account of each Revolving Lender a commitment fee, which shall accrue at a rate of 0.50% per annum on the daily average unused amount of such Revolving Lender’s Revolving Commitment, during the period from and including the Closing Date to but excluding the Revolving Commitment Termination Date. Accrued commitment fees shall be payable in arrears on each Quarterly Date and on the earlier of the date the relevant Revolving Commitment is permanently reduced in accordance with the terms of this Agreement and the Revolving Commitment Termination Date, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Fee Letter. The Borrower shall pay the amounts specified in the Fee Letter at the times specified therein.

(c) Payment; Computation. All fees payable under this Agreement shall be paid on the dates due, in immediately available U.S. dollars, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

ARTICLE III

PAYMENTS AND PREPAYMENTS

Section 3.01 Repayment of Loans.

(a) Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Revolving Lenders the entire outstanding principal amount of the Revolving Loans, and all accrued but unpaid interest thereon, on the Revolving Commitment Termination Date.

(b) Term Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for account of the Term Lenders the outstanding principal amount of the Term Loans on the respective Principal Payment Dates set forth below in the aggregate principal amount set forth opposite each such Principal Payment Date (provided, that (x) such amounts may be reduced as set forth in Section 3.01(c), (y) the entire outstanding principal amount of the Term Loans, and all accrued but unpaid interest thereon, shall mature and be due and payable in full on the Maturity Date and (z) the final installment shall be in an amount equal to the then aggregate unpaid principal amount of and accrued but unpaid interest on the Term Loans):

Term Loans

Principal Payment Date	Term Loan Principal Amount Due
March 31, 2008	$1,000,000
June 30, 2008	$1,000,000
September 30, 2008	$1,000,000
December 31, 2008	$1,000,000
March 31, 2009	$1,500,000
June 30, 2009	$1,500,000
September 30, 2009	$1,500,000
December 31, 2009	$1,500,000
March 31, 2010	$2,000,000
June 30, 2010	$2,000,000
September 30, 2010	$2,000,000
December 31, 2010	$2,000,000
March 31, 2011	$2,000,000
June 30, 2011	$2,000,000
September 30, 2011	$2,000,000
December 31, 2011	$2,000,000
March 31, 2012	$2,000,000
June 30, 2012	$2,000,000
Maturity Date	$11,000,000

(c) Voluntary Prepayments; Adjustment of Amortization Schedules. Voluntary prepayments of the Loans shall be applied first, ratably to the remaining scheduled repayments of the Term Loans and second, after payment in full of all Term Loans, ratably to all L/C Borrowings, third, ratably to all outstanding Revolving Loans, fourth, to Cash Collateralize all remaining L/C Obligations in full, and fifth, after the payment in full of all L/C Borrowings and all outstanding Revolving Loans and the Cash Collateralization of the remaining L/C Obligations in full, any amount remaining may be retained by the Borrower for use in the ordinary course of its business, and so long as a Public Market does not exist, the Revolving Commitments shall be automatically and permanently reduced to such remaining amount.

Section 3.02 Interest.

(a) The Borrower hereby unconditionally agrees to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(i) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and

(ii) if such Loan is a LIBOR Loan, LIBOR for each Interest Period for such Loan plus the Applicable Margin.

(b) Notwithstanding the foregoing, the Borrower acknowledges and agrees that if an Event of Default shall have occurred and be continuing, then at the option of the Lenders, the unpaid balance of all Loans shall bear interest, to the fullest extent permitted by law, at an interest rate (the “Post-Default Rate”) equal to 2% per annum above the interest rate then applicable to each such Loan in effect on the day such Event of Default occurs, until such Event of Default is cured or waived; provided, that if an Event of Default of the kind referred to in Sections 9.01(h), (i) or (j) occurs and is continuing, then the unpaid balance of all Loans shall automatically bear such additional Post-Default Rate interest, without the need for any notice or election by the Majority Lenders or the Administrative Agent. The Borrower hereby unconditionally agrees to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate as specified in this paragraph from time to time on demand.

(c) Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on each Quarterly Date, and on the Revolving Commitment Termination Date and Term Loan Maturity Date, as applicable, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period (and, in the case of any Interest Period longer than three months, on each date that falls every three months after the beginning of such Interest Period) therefor, (iii) in the case of any Loan, upon the payment or prepayment thereof or the conversion of such Loan to a Loan of another Type; provided, that interest payable at the Post-Default Rate shall be payable on demand.

(d) The Administrative Agent shall notify the Borrower and the Lenders to which such interest is payable of the determination of any interest rate provided for herein or any change thereto promptly after such determination or change.

(e) Interest on LIBOR Loans and Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(f) All agreements between any Obligor(s) and the Lenders are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the Secured Obligations or otherwise, shall the amount paid or agreed to be paid to the Lenders for the use or the forbearance of the Secured Obligations exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law of The State of New York in effect as of the date hereof; provided, that in the event there is a change in the law which results in a higher permissible rate of interest, then the

Financing Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower, Guarantors and the Lenders in the execution, delivery and acceptance of the Financing Documents to contract in strict compliance with the laws of The State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision of any Financing Document at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lenders should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance of the Secured Obligations and only then, to the extent permissible under applicable law, to the payment of interest. This provision shall control every other provision of the Financing Documents.

Section 3.03 Optional Prepayments. Subject to Sections 3.05 and 3.06, the Borrower shall have the right to prepay any Borrowing in whole or in part, at any time and from time to time, (without penalty or premium, other than amounts, if any, due under Section 3.06), provided that:

(a) each partial, optional prepayment of the Loans shall be in the minimum amount of $100,000 or, if less the full outstanding balance on the Loans, together with all accrued interest on the amount prepaid through the date of prepayment;

(b) prepayments of Loans shall be made upon at least (i) one (1) Business Days’ notice in the case of Base Rate Loans and (ii) three (3) Business Days’ notice in the case of LIBOR Loans; and

(c) amounts prepaid in respect of Term Loans may not be reborrowed.

Section 3.04 Mandatory Prepayments.

(a) Asset Sales. Without limiting the obligation of the Borrower to obtain the consent of the Majority Lenders pursuant to Section 8.04 to any Disposition not otherwise permitted under this Agreement, not more than five Business Days following the Borrower’s receipt of Net Cash Payments from any Disposition not permitted under Section 8.04, the Borrower will (i) deliver to the Lenders a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition and either (x) reinvest (or designate for reinvestment) such Net Available Proceeds within 90 days (and, in the case of a designation, reinvest such Net Available Proceeds within 180 days) or (y) prepay the Loans and, if the Loans have been repaid in full, reduce the Revolving Commitments, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition.

(b) Insurance Proceeds. In the event that the Net Available Proceeds of any Casualty Event affecting any property of Borrower or any of its Subsidiaries (herein, the “Current Casualty Event”), and of all prior Casualty Events as to which a prepayment has not yet been made under this paragraph, shall exceed $50,000 then, on or before the date 90 days after the receipt by Borrower of the proceeds of any insurance, condemnation award or other compensation in respect of the Current Casualty Event (or upon such earlier date as such Borrower or such Subsidiary shall have determined not to repair or replace the property affected by the Current Casualty Event), the Borrower shall either, (x) reinvest (or designate for reinvestment) such Net Available Proceeds within 90 days (and, in the case of a designation, reinvest such Net Available Proceeds within 180 days), or (y) prepay the Loans and, if the Loans have been repaid in full, reduce the Revolving Commitments, in an aggregate amount equal to 100% of the Net Available Proceeds of the Current Casualty Event and prior Casualty Events as to which such prepayment has not yet been made under this paragraph, to the extent such Net Available Proceeds of a prior Casualty Event have not been reinvested under this Section 3.04(b). Nothing in this paragraph shall be deemed to limit any obligation of the Borrower or any Subsidiary thereof pursuant to any Security Document to remit to a collateral or similar account maintained by the Administrative Agent the proceeds of any insurance, condemnation award or other compensation in respect of any Casualty Event except as provided for in this clause (b). In the event of receipt by any Obligor of any Life Insurance Proceeds promptly after receipt by the relevant insured party of proceeds of such insurance, if not paid directly to the Administrative Agent, the Borrower shall prepay the Loans and, if the Loans have been repaid in full, reduce the Revolving Commitments, in an aggregate amount equal to 100% of such Life Insurance Proceeds.

(c) Equity Issuances; Issuances Constituting Indebtedness. Upon receipt by Borrower or any other Obligor of Net Available Proceeds of any Equity Issuance (for avoidance of doubt, including any Public Offering, but excluding (i) payments made by optionholders in connection with any exercise of options in respect of any shares eligible to participate in the Special Dividend prior to the record date of the Special Dividend and (ii) any issuance or sale by the Borrower or any of its Subsidiaries after the Closing Date of any warrants or options issued to directors, officers or employees of the Borrower or any of its Affiliates pursuant to employee benefit plans established in the ordinary course of business or existing on the date hereof and disclosed to the Lenders in writing and any Equity Interests of the Borrower issued upon the exercise of such warrants or options), or issuance of securities or instruments constituting Indebtedness by the Borrower or such Obligor, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds thereof.

(d) Change in Control. Upon the occurrence of a Change in Control, the Borrower shall prepay all Loans in full.

(e) Excess Cash Flow. Within 20 days after completion of the audit of the annual financial statements of the Borrower Group for each fiscal year of the Borrower ending on and after December 31, 2008, but in any event no later than April 30 of each such fiscal year, the Borrower shall prepay the Loans and, if the Loans have been repaid in full, reduce the Revolving Commitments, in an aggregate amount equal to (i) if the Total Leverage Ratio (as of the fiscal year end for which audited annual financial statements of the Borrower Group have been delivered in accordance with Section 7.01) is greater than or equal to 2.50 to 1, seventy-five percent (75%) of Excess Cash Flow for such fiscal year and (ii) if the Total Leverage Ratio (as of the fiscal year end for which audited annual financial statements of the Borrower Group have been delivered in accordance with Section 7.01) is less than 2.50 to 1, fifty percent (50%) of Excess Cash Flow for such fiscal year.

(f) Application. Prepayments and/or reductions of Commitments pursuant to this Section 3.04 shall be applied, without penalty or premium (other than amounts, if any, due under Section 3.06), as follows:

1) first to prepay the Term Loans and principal repayment installments thereof in inverse order of maturity;

2) second, after payment in full of all Term Loans, ratably to all L/C Borrowings;

3) third, ratably to all outstanding Revolving Loans;

4) fourth, to Cash Collateralize all remaining L/C Obligations in full; and

5) fifth, after the payment in full of all L/C Borrowings and all outstanding Revolving Loans and the Cash Collateralization of the remaining L/C Obligations in full, any amount remaining may be retained by the Borrower for use in the ordinary course of its business, and so long as a Public Market does not exist, the Revolving Commitments shall be automatically and permanently reduced to such remaining amount.

(g) Mandatory Prepayments of Revolving Loans.

(i) If at any time the Outstanding Amount of Revolving Loans exceeds the Maximum Revolver Amount, the Borrower will prepay the Revolving Loans in an amount equal to such excess upon demand.

(ii) In the event of any partial reduction or termination of the Revolving Commitments, then (x) at or prior to the date of such reduction or termination, the Administrative Agent shall notify the Borrower and the applicable Lenders of the aggregate Outstanding Amount of all Revolving Loans after giving effect to such reduction or termination (as the case may be) and (y) if such sum would exceed the total Revolving Commitments after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, prepay the Revolving Loans in an amount sufficient to eliminate such excess.

Section 3.05 Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone, confirmed by facsimile, of any prepayment under Section 3.03 or 3.04 (i) in the case of prepayment of a LIBOR Borrowing, not later than noon (Boston time), three Business Days before the date of prepayment and (ii) in the case of prepayment of a Base Rate Borrowing, not later than noon (Boston time), one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or part thereof to be prepaid and (for a mandatory prepayment) a reasonably detailed calculation of the amount of such prepayment. Promptly after receipt of any such prepayment notice, the Administrative Agent shall advise the relevant Lenders of the substance thereof. Except as specified in Section 3.04(d), each prepayment of a Borrowing shall be applied as set forth in Section 3.04(f). All prepayments shall be made together with accrued interest to the extent required by Section 3.02 and amounts, if any, required by Section 3.06; provided that, if a mandatory prepayment required by Section 3.04 would result in a payment obligation of the Borrower under Section 3.06 (Break-Funding), then at the Borrower’s request, the Administrative Agent may hold and apply such prepayment amount on the earlier of (i) the last day of the Interest Period in which such mandatory prepayment is required and (ii) the date on which a Default occurs.

Section 3.06 Break-Funding. If (i) Borrower makes any payment or prepayment of principal with respect to any LIBOR Loan on any day other than on the last day of an Interest Period therefor, whether voluntary or mandatory, (ii) any LIBOR Loan is converted other than on the last day of an Interest Period therefor, or (iii) Borrower fails to borrow, convert, continue or prepay any Loan on the date specified in the related notice has been given to the Administrative Agent in accordance with this Agreement, the Borrower shall pay to each Lender on demand such amount(s) as shall be sufficient (in the reasonable judgment of such Lender) to compensate it for any resulting loss, cost or expense incurred by it (or by an existing or prospective participant in such Loan), including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties but excluding loss of margin for the period after any such payment or failure to borrow, convert, continue or prepay; provided, that such Lender shall have delivered to the Borrower a certificate showing the calculations in reasonable detail as to the amount of such loss or expense, which certificate shall be conclusive absent manifest error.

Section 3.07 Payments Generally.

(a) Payments by the Obligors. All payments to be made by any Obligor shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except to the extent otherwise provided herein or in any other Financing Document, each Obligor shall make all payments of principal, interest and other amounts to be made by such Obligor under the Financing Documents in immediately available funds, without deduction, set-off or counterclaim, to the Administrative Agent at the Administrative Agent’s Account, prior to 1:00 p.m. Boston time, on the date when due. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. All amounts owing under any Financing Document are payable in U.S. dollars. Except to the extent otherwise provided herein, if any payment under any Financing Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and interest thereon shall be payable for the period of such extension.

(b) Application of Insufficient Payments. If at any time the Administrative Agent does not receive sufficient funds to pay fully all amounts of principal, interest and fees then due under the Financing Documents, such funds shall be applied (i) first, to pay interest and fees then due under this Agreement, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due under this Agreement, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), then the Administrative Agent may, in its discretion, apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender’s obligations under said Sections until all such obligations are fully paid.

(d) Non-Receipt of Funds by Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or any Obligor prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan to be made by it hereunder or (in the case of such Obligor) a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (each payment being herein called a “Required Payment”), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or such Obligor (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for such Obligor as recipient, will be equal to the Base Rate plus the Applicable Margin.

Section 3.08 Pro Rata Treatment. Except to the extent otherwise provided in this Agreement:

(a) each Borrowing of a particular Class shall be made from the relevant Lenders, each payment of commitment fee under Section 2.08 shall be made for account of the relevant Lenders, and each termination or reduction of Commitments of a particular Class shall be applied to the respective Commitments of such Class of the relevant Lenders, ratably according to the amounts of their respective Commitments of such Class;

(b) each Borrowing of any Class shall be allocated ratably among the relevant Lenders according to the amounts of their respective Commitments of such Class, or their respective Loans of such Class that are to be included in such Borrowing;

(c) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders ratably in accordance with their respective unpaid principal amounts of the Loans of such Class held by them; and

(d) each payment of interest on the Loans by the Borrower shall be made for account of the relevant Lenders ratably in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

ARTICLE IV

AFFILIATE GUARANTEE

Section 4.01 The Guarantee. The Guarantors hereby jointly and severally guarantee (the “Affiliate Guarantee”), each as a primary obligor and not merely as a surety, to each Secured Party and its successors and assigns, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower, and the prompt payment and performance of all other Secured Obligations from time to time owing to the Lenders or the other Secured Parties by any Loan Party under any Financing Document (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 USC. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 USC §502(b) and §506(b) or under similar provisions of applicable bankruptcy or insolvency laws of other relevant jurisdictions), in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby further jointly and severally agree that if Borrower or any other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash and/or perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Section 4.02 Obligations Unconditional. The obligations of the Guarantors under Section 4.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any term, provision or condition of this Agreement, any other Financing Document or of the Guaranteed Obligations shall be modified, supplemented, amended or restated in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

(d) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Loan Party under this Credit Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

Section 4.03 Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or any other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

Section 4.04 Subrogation; Subordination.

(a) Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 4.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any amount paid to any Guarantor on account of any such subrogation rights prior to such payment, satisfaction, expiration and termination shall be held in trust for the benefit of the Secured Parties and shall promptly be paid and turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Guaranteed Obligations, whether matured or unmatured. In furtherance of the foregoing, at all times prior to such payment, satisfaction, expiration and termination, each Guarantor shall refrain from taking any action or commencing any proceeding against any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Article IV to the Administrative Agent.

(b) Each Obligor hereby subordinates the payment of any and all indebtedness, obligations and liabilities of any other Loan Party owing to such Obligor, whether direct or indirect, absolute or contingent, now existing or hereafter created or arising, due or to become due, and howsoever evidenced, together with any renewal or renewals thereof, extension or extensions thereof or expansions or increases in the principal amount thereof, including all claims against any other Loan Party to which such Obligor may be or become entitled (including claims by subrogation, contribution or otherwise by reason of any payment or performance by any Obligor in satisfaction and discharge, in whole or in part, of the Guaranteed Obligations) (collectively, the “Affiliate Subordinated Debt”), to the prior payment in full, in cash, of all Guaranteed Obligations and the termination of all Commitments. If no Event of Default has occurred and is continuing, the Obligors may, subject to the terms and conditions set forth in the Financing Documents, create, satisfy and make transfers with respect to the Affiliate Subordinated Debt to the extent not inconsistent with, or not prohibited by, this Agreement and the other Financing Documents. If an Event of Default has occurred and is continuing, no Obligor shall demand, take or receive from any other Loan Party, by setoff or in any other manner, payment of any other obligations of such other Loan Party to such Obligor until the prior payment in full, in cash, of all Guaranteed Obligations and the termination of all Commitments. If, notwithstanding the foregoing, any amount shall be paid to any Obligor by any other Loan Party at any time, except as expressly permitted under this Agreement, such Obligor shall hold such amount in trust for the benefit of the Lenders and shall forthwith deliver to the Administrative Agent such amounts, with any necessary endorsements, for application in reduction of the Guaranteed Obligations in accordance with the terms hereof. Each Obligor agrees that any Lien that such Obligor may now or hereafter have on any property of any other Loan Party is hereby subordinated to any Lien that the Administrative Agent or any other Secured Party may have on any such property.

Section 4.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article IX (and shall be deemed to have become automatically due and payable in the circumstances provided in Article IX) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.

Section 4.06 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money.

Section 4.07 Continuing Guarantee. The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

Section 4.08 Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor (as the case may be) shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such

Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article and of all other Secured Obligations, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of the Secured Obligations.

For purposes of this Section, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any Equity Interests of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Financing Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

Section 4.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 4.01 would otherwise, taking into account the provisions of Section 4.02(c), be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 4.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 4.10 Best Interests. Each Obligor represents and warrants to the Lenders and the Administrative Agent that it is in the best interests of such Obligor to enter into this Agreement inasmuch as the Obligors will, as a result of proceeds of the Loans being made available hereunder for the Special Dividend and for working capital and other financing needs of the Borrower, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to this Agreement, and each Obligor agrees that the Administrative Agent and the Lenders are relying on this representation in agreeing to make Loans to the Borrower.

Section 4.11 Amendments to Financing Documents. Without limiting any other term of this Agreement, each Guarantor acknowledges and agrees with the Secured Parties that the Secured Parties may, at any time and from time to time, without notice to or consent of the Guarantors, but with consent of the Borrower to the extent required by the terms of this Agreement, amend, restate, modify, supplement, waive defaults or events of default, release collateral or any Loan Party in whole or in part or take or forbear from taking any other action whatsoever with respect to any Financing Document, and any such action or inaction shall not impair as in any manner affect the validity or enforceability of the Affiliate Guaranty.

Section 4.12 Joint and Several Obligations of Obligors. Each of the Obligors hereby accepts joint and several liability under the Financing Documents in consideration of the financial accommodations to be provided to the Borrower by the Lenders and the Administrative Agent under the Financing Documents, for the mutual benefit, directly and indirectly, of the Obligors and in consideration of the undertakings of the other Obligors to accept joint and several liability for the Guaranteed Obligations. The provisions of Article IV shall apply, mutatis mutandis, to such joint and several obligations of the Obligors, with respect to such obligations of the Borrower, as if (i) each reference therein to the “Guarantors” or a “Guarantor” or the like shall be deemed to be a reference to the “Borrower” and (ii) each reference therein to the “Borrower” shall be deemed to be a reference to the “other Obligors”. The Guarantors each represent and warrant to the Administrative Agent and Lenders that such Guarantor is currently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor further represents and warrants to the Administrative Agent and Lenders that such Guarantor has read and fully understands the terms and conditions of the Financing Documents. Each Guarantor hereby covenants that such Guarantor will continue to keep informed of the Borrower’s financial condition, the financial condition of the other Guarantors, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guaranteed Obligations.

ARTICLE V

CONDITIONS

Section 5.01 Initial Loans. The obligation of any Lender to make its initial Loan hereunder is subject to the following conditions precedent:

(a) Due Diligence. The Lenders shall have completed to their satisfaction all business, regulatory, financial and legal due diligence relating to the Obligors, their respective properties and businesses, the Financing Documents and the transactions contemplated thereby, including review of documentation relating to the Special Dividend, employment arrangements with key executive managers (as determined by the Administrative Agent), operating leases, other material contracts, management service agreements, the corporate, tax and organizational structures of the Obligors, and related securities purchase documents.

(b) No Material Adverse Change. Since December 31, 2006, except as otherwise set forth on Schedule 6.06 of the Disclosure Letter, there has been no development, event or condition which has had a Material Adverse Effect.

(c) Documents. The Administrative Agent shall have received the following documents, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent (and to the extent specified below, to each Lender), and each dated the Closing Date unless indicated otherwise:

(i) Financing Documents. The following Financing Documents, each duly authorized, executed and delivered by all parties thereto and in full force and effect.

1.	Credit Agreement

2.	Security Agreement

3.	Intellectual Property Security Agreement

4.	Collateral Assignment by VRC

5.	Collateral Assignment by VRP

6.	Collateral Assignment by Professional Corporations

7.	Collateral Assignment by VRC of Physician Agreements

8.	Collateral Assignment by VRP of Physician Agreements

9.	Collateral Access Agreement covering the leasehold interest(s) identified in Schedule B hereto

10.	Internet Domain Names Agreement

11.	Account Control Agreement

12.	Affiliate Subordination Agreement

13.	Estoppel Certificate

14.	Pledge Agreements

15.	Disclosure Letter

16.	Fee Letter

17.	Post-Closing Letter Agreement

18.	Syndication Letter

(ii) Corporate Documents.

1) A certificate of a Secretary, Assistant Secretary or a Responsible Officer of each Obligor certifying (A) the names and true signatures of the officers of such Obligor authorized to sign the Financing Documents and the other documents to be delivered thereunder to which such Obligor or is a party, (B) that attached thereto are true and correct copies of the Certificate of Incorporation and By-laws, or other constitutive documents, of such Obligor, and all amendments thereto, in each case as in effect on the Closing Date, and (C) that attached thereto are true and correct copies of the duly adopted resolutions of the board of directors of such Obligor approving or ratifying the Financing Documents to which such Obligor is a party and the transactions contemplated thereby (including, with respect to the Borrower, of the Special Dividend), and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

2) Certificates for each Obligor with respect to the existence and good standing (from the Secretary of State of its state of organization), and foreign qualification (in such jurisdictions as the Administrative Agent may reasonably request), of each Obligor.

(iii) Collateral.

1) All documents, including acknowledgment copies of all financing statements under the UCC, and copies of recent UCC, US PTO, US Copyright Office, tax lien, judgment and litigation search reports, with respect to each Loan Party in each jurisdiction required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create for the benefit of the Secured Parties a valid, legal and first-priority perfected Lien on the Collateral;

2) from any Person holding any Lien (other than any Lien permitted pursuant to the terms hereof) on any Collateral, such UCC termination statements, mortgage releases or pay-off letters, releases of Liens on intellectual property, releases of assignments of leases and rents, and other instruments, each in proper form for recording, as the Administrative Agent may reasonably request to release and terminate of record the Liens on any Collateral;

3) intellectual property documents in appropriate form for filing with the US PTO and US Copyright Office;

4) evidence that the Security Documents have been duly recorded and filed in all places wherein such recording and filing are necessary to perfect the Lien of the Secured Parties on the Collateral covered thereby;

5) with respect to each location set forth in Schedule B, a Collateral Access Agreement; and

6) evidence of the taking of all such other action as may be required in order to perfect the Liens created under the Security Documents (which evidence may include, at the Administrative Agent’s request, reliance opinion letters from appropriate counsel).

(iv) Certified copies of all employment and non-compete agreements with key executive managers (as determined by the Administrative Agent) of the Obligors, including Dr. Sean Owen Casey.

(v) Closing Date Minimum Consolidated Adjusted EBITDA, Maximum Total Leverage Ratio and Maximum Funded Debt; Pro Forma Covenant Compliance. A certificate signed by the chief financial officer of the Borrower demonstrating that on and as of the Closing Date, (A) trailing 12-month Consolidated Adjusted EBITDA for the Borrower and its Subsidiaries for the twelve-month period ended on June 30, 2007 shall be at least $11,000,000, with any adjustments to the Consolidated Adjusted EBITDA calculation reasonably satisfactory to the Administrative Agent, (B) on a pro forma basis after giving effect to the Special Dividend and the other transactions contemplated by the Financing Documents, the Total Leverage Ratio, on and as of the Closing Date for the

twelve-month period ended June 30, 2007 shall not be greater than 3.85:1:0, (C) after giving effect to the Special Dividend and the other transactions contemplated by the Financing Documents, and payment of all expenses in connection therewith and herewith, the Borrower is in compliance with all financial covenants set forth in Section 8.13 and the aggregate principal amount of all Loans outstanding shall not exceed $42,000,000.

(vi) Officer’s Certificate. A certificate, duly and properly executed by a Responsible Officer of each Obligor and dated as of the Closing Date and certifying as to, among other matters reasonably required by the Administrative Agent, satisfaction of conditions set forth in clauses (v) and (vii) of this Section 5.01.

(vii) No Other Material Indebtedness. After giving effect to the transactions contemplated hereby, no Obligor shall have any material Indebtedness outstanding other than the Loans hereunder, the guarantees thereof and Capital Lease Obligations acceptable to the Administrative Agent.

(viii) Insurance. Copies of, or certificates as to coverage under, the insurance policies required under Section 7.06 and the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” lender’s loss payable or mortgagee endorsement and shall name the Administrative Agent, on behalf of the Secured Parties, as additional insured.

(ix) Opinions of Counsel.

1) Opinion of Willkie Farr & Gallagher LLP, counsel to the Obligors, addressed to the Administrative Agent, L/C Issuer and the Lenders, as to matters concerning the Loan Parties and the Financing Documents to which they are party as the Administrative Agent may reasonably request.

2) Opinion of the general counsel of the Obligors, addressed to the Administrative Agent, L/C Issuer and the Lenders, as to matters concerning the Obligors and the Financing Documents as the Administrative Agent may reasonably request.

(x) Payment of Fees. Evidence of payment of all fees due and payable to the Administrative Agent and the Lenders on or before the Closing Date, and all reasonable out-pocket expenses required to be reimbursed or paid by the Borrower (including the reasonable legal fees and expenses of Choate, Hall & Stewart LLP, special counsel to the Administrative Agent, and the reasonable fees and expenses of any local counsel, consultants and other advisors) under any Financing Document.

(xi) Other Documents. Such other documents as the Agent or any Lender or special counsel to the Agent may reasonably request.

(d) No Litigation. Except as otherwise set forth on Schedule 6.06 of the Disclosure Letter, there shall be no litigation, administrative proceeding, governmental investigation or other legal or regulatory developments, actual or threatened in writing, that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or could materially and adversely affect the ability of the Loan Parties to perform their respective obligations under the Financing Documents, or the ability of the parties to consummate the financings contemplated hereby.

(e) Requirements of Law. The Lenders shall be satisfied that the Obligors and their Subsidiaries shall be in compliance, in all material respects, with all Health Care Laws and all other material Requirements of Law, including Regulations T, U and X of the Board.

(f) Special Dividend. The Administrative Agent shall have received evidence of payment of the Special Dividend using the proceeds of the Term Loans.

(g) Background Checks. The Administrative Agent shall have completed to its satisfaction background checks of key executive managers (as determined by the Administrative Agent) of the Obligors conducted by a third party satisfactory to the Administrative Agent.

(h) Governmental Approvals. The Borrower shall have received all necessary approvals from all material Governmental Authorities and from all Persons required for the Borrower to consummate the Special Dividend and the Borrowings on the Closing Date and other transactions contemplated by the Financing Documents, and the consummation of such transactions shall be in compliance with all Applicable Laws.

Section 5.02 Conditions to Each Loan. The obligation of any Lender to make any Loan are subject to satisfaction of the following conditions:

(a) Notice of Borrowing. The Administrative Agent shall have received a notice of borrowing, duly executed and delivered in accordance with Section 2.02.

(b) Representations and Warranties. The representations and warranties made by each Loan Party in the Financing Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the applicable borrowing date with the same force and effect as if made on and as of such date both before and after giving effect to the making of the Loans, except to the extent that such representations and warranties expressly relate to an earlier date.

(c) No Default or Material Adverse Effect. At the time of and immediately after giving effect to such Loan and the application of the proceeds thereof, no Default or event or circumstance which could reasonably be expected to have a Material Adverse Effect (except as otherwise set forth on Schedule 6.06 of the Disclosure Letter) shall have occurred and be continuing.

(d) No Legal Bar. No Health Care Law and no order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued or shall be pending with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement (including the Special Dividend) and other Financing Documents.

The delivery of a Notice of Borrowing, and the acceptance by the Borrower of the proceeds of each Loan, shall constitute a representation and warranty by each Obligor that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the conditions specified in this Section 5.02 have been satisfied.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to the Lenders that:

Section 6.01 Organization; Powers. Each of such Obligor and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

Section 6.02 Authorization; Enforceability. The execution and delivery by such Obligor of, and performance of its obligations under, the Financing Documents to which such Obligor is party, and the consummation of the transactions contemplated thereby, are within such Obligor’s corporate or limited liability company powers and have been duly authorized by all necessary corporate, limited liability company and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by such Obligor and constitutes, and each of the other Financing Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.03 Governmental Approvals: No Conflicts. The execution and delivery by such Obligor of, and performance of its obligations under, the Financing Documents to which it is a party, and the consummation of the transactions contemplated thereby, do not and will not (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and disclosed in writing to the Administrative Agent, and are in full force and effect, and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) contravene the charter, by-laws or other organizational documents of such Obligor, (c) violate any Applicable Law, (d) contravene, conflict with or result in a default under (i) any material indenture, agreement or other instrument binding upon such Obligor or any of its Subsidiaries or their respective Properties or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or give rise to a right thereunder to require any payment to be made by any such Person which could reasonably be expected to have a Material Adverse Effect, and (e) except for the Liens created pursuant to the Security Documents, result in the creation or imposition of any Lien on any asset of such Obligor or any of its Subsidiaries.

Section 6.04 Financial Condition; No Material Adverse Change; Solvency

(a) Financial Condition. The Borrower has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders’ equity and cash flows of the Borrower Group as of and for the period ended December 31, 2006 audited by PricewaterhouseCoopers LLP. Such financial statements present fairly, in all material respects, the consolidated financial conditions of the Borrower Group as of such date and the consolidated results of its operations and consolidated cash flows for such period in accordance with GAAP.

(b) No Material Adverse Change. Since December 31, 2006, except as otherwise set forth on Schedule 6.06 of the Disclosure Letter, no event or circumstance has occurred that has had a Material Adverse Effect.

(c) Solvency. The Borrower is, individually and together with its Subsidiaries on a consolidated basis, Solvent. The Borrower Group is, on a consolidated basis in accordance with GAAP, Solvent.

Section 6.05 Properties.

(a) Each of such Obligor and each of its Subsidiaries has good, legal and marketable title to, or lawfully possesses valid and subsiding leasehold estate in and to, all of its real and personal property and leasehold interests material to its business, subject only to Liens permitted by Section 8.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(b) Each of such Obligor and its Subsidiaries owns, or is licensed or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to and reasonably necessary for their respective businesses, and the use thereof by such Obligor and its Subsidiaries does not, to the knowledge of such Obligor, infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) None of the products or Intellectual Property (as such term is defined in the Security Agreement) of such Obligor and its Subsidiaries presently contains, or is planned to contain, any Publicly Available Software. As used in this Agreement, “Publicly Available Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or substantially similar licensing or distribution models and that requires as a condition of use, modification and/or distribution of such software that other software distributed with such software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models substantially similar to any of the following: (1) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (2) The Artistic License (e.g., PERL), (3) the Mozilla Public License, (4) the Netscape Public License, (5) the Sun Community Source License (SCSL) and (6) the Sun Industry Standards License (SISL).

Section 6.06 Litigation.

(a) Except as set forth on Schedule 6.06 of the Disclosure Letter, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of such Obligor, threatened in writing against any Obligor or any of their respective Subsidiaries which (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve in any manner the Financing Documents or the transactions contemplated thereby (including the Special Dividend).

(b) Since the date of this Agreement, there has been no change in the status of matters previously disclosed by such Obligor to the Administrative Agent or the Lenders in writing that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 6.07 Environmental Matters. Each of such Obligor and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of such Obligor and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except, in each case, to the extent failure to comply therewith could not reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect. In addition, except as set forth in Schedule 6.07 of the Disclosure Letter:

(a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by such Obligor or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of such Obligor or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by such Obligor or any of its Subsidiaries.

(b) Neither such Obligor nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute. To such Obligor’s knowledge:

(i) no polychlorinated biphenyls (PCBs) are or have been present at any site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries;

(ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries;

(iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries;

(iv) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

(v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries that could reasonably be expected to (either individually or in the aggregate) have a Material Adverse Effect.

(c) Neither such Obligor nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List (“NPL”) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. § 300.5 (“CERCLIS”), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against such Obligor or any of its Subsidiaries.

(d) No Hazardous Material generated by such Obligor or any of its Subsidiaries has been recycled, treated, stored, disposed of or Released by such Obligor or any of its Subsidiaries at any location other than those listed in Schedule 6.07 of the Disclosure Letter.

(e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of such Obligor or any of its Subsidiaries and no site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

(f) No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by such Obligor or any of its Subsidiaries, and, to such Obligor’s knowledge, no government action has been taken or is in process that could subject any such site or facility to such Liens and neither such Obligor nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

(g) All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of such Obligor or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by such Obligor or any of its Subsidiaries and that could reasonably be expected to result in a Material Adverse Effect have been made available to the Lenders.

Section 6.08 Compliance with Laws and Agreements; Licenses and Permits; No Defaults.

(a) General. Such Obligor and its Subsidiaries is in compliance in all material respects with all Applicable Laws. Since January 1, 2005, such Obligor has not received any notice from any Governmental Authority or any other Person of any alleged material violation or noncompliance except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(b) Federal Health Care Programs. No action has been taken or, to the best of such Obligor’s knowledge, recommended by any Governmental Authority, either to revoke, withdraw or suspend any license to operate such Obligor’s business or to terminate or decertify any participation of such Obligor in any “Federal Health Care Program” (as that term is defined in 42 U.S.C. § 1320a-7b(f)) in which it participates (including, but not limited to Medicare, Medicare Railroad, Medicaid, TRICARE, and CHAMPVA), nor is there any decision not to renew any Federal Health Care Program provider or supplier agreement related to such Obligor. Such Obligor has timely filed all reports required to be filed prior to the date hereof with respect to any Federal Health Care Program with fiscal intermediaries and/or carriers and all such reports are complete and accurate in all material respects and have been prepared in material compliance with all applicable laws. All claims filed prior to the date hereof with respect to any Federal Health Care Program with fiscal intermediaries and/or carriers are complete and accurate in all material respects and have been prepared in material compliance with all applicable laws. Such Obligor has paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments which have become due pursuant to such claims and reports, and has not, to its knowledge claimed or received reimbursement from any Federal Health Care Program in excess of the amounts permitted by applicable Health Care Laws.

(c) Anti-Kickback and Physician Self Referral Laws. Such Obligor has not engaged in any activity which is prohibited under the “Federal Anti-Kickback Statute”, 42 U.S.C. § 1320a-7b, or the regulations promulgated thereunder, or similar state or local fraud and abuse statutes or regulations. Such Obligor has not established and does not maintain a “financial relationship,” as that term is defined by the Stark Law, with a physician or an immediate family member of a physician if such physician refers patients to such Obligor, unless such financial relationship meets an exception to the Stark Law. Such Obligor represents and affirms that the terms of this Agreement have not been determined by taking into account in any way the volume or value of any referrals or business generated between such Obligor and Lenders or their respective affiliates, which may be reimbursed under any Federal Health Care Program.

(d) HIPAA. To the extent that such Obligor or any portion thereof has been determined to be a “Covered Entity” pursuant to HIPAA and HIPAA’s accompanying standard transaction, privacy and security regulations, it is (i) except as previously disclosed in writing to the Lender, in material compliance with the standard transaction requirements established by HIPAA, except where failure to be in compliance would not have a Material Adverse Effect, (ii) has developed and implemented appropriate policies and procedures and training programs to ensure compliance with HIPAA’s privacy regulations, and (iii) has developed and implemented appropriate policies and procedures and training programs to ensure compliance with HIPAA’s security regulations. To the extent that such Obligor or any portion thereof is a “Business Associate” of its customers or contracted physicians pursuant to HIPAA and its accompanying regulations, it is in material compliance with the terms of all executed business associate agreements and has developed and implemented appropriate policies and procedures and training programs to ensure compliance with said terms.

(e) Provider Status; Health Care Investigations or Proceedings. Those Obligors listed on Schedule 6.08(e) of the Disclosure Letter are in good standing with the U.S. Department of Health and Human Services (“DHHS”), the U.S. Department of Defense (“DOD”), the Centers for Medicare and Medicaid Services (“CMS”) and any similar state agencies, as applicable, and are participating providers in the Federal Health Care Programs listed therein. Further, those Obligors which bill and are participating providers in Third Party Payer programs are in good standing with all Third Party Payers who are account debtors. There are no investigations or civil, administrative, or criminal proceedings pending, or to the best of such Obligor’s knowledge, threatened relating to such Obligor’s participation in any payment programs operated or administered by an account debtor, and no account debtor, including one operated by a Governmental Authority, has requested or threatened, any recoupment, refund, or set-off from such Obligor or imposed any fine, penalty or other sanction on such Obligor, nor has such Obligor been excluded from participation by any account debtor. Such Obligor has not submitted to any account debtor any false or fraudulent claim for payment, nor has such Obligor at any time violated any condition of participation, or any rule, regulation, policy or standard of any account debtor except where failure to be in compliance would not have a Material Adverse Effect. Except as previously disclosed to the Administrative Agent and to the best of such Obligor’s knowledge, such Obligor is not currently being audited or reviewed and such Obligor has not been reprimanded, cited or sanctioned in an audit or proceeding by DHHS, DOD, CMS, any state agency or any Third Party Payer for any alleged fraud, abuse, billing misconduct or other wrongful conduct on the part of such Obligor. None of DHHS, DOD, CMS, any similar Federal or state agency or Third Party Payer has asserted any claim or any possible claim, for monies payable to, due or to become due from such Obligor.

(f) Certain Prohibited Conduct. Such Obligor has not engaged and shall not engage, directly or indirectly, in any activities which are prohibited under Federal and State Fraud and Abuse Laws or the regulations promulgated pursuant to such laws, or local statutes or regulations, or which are prohibited by rules of professional conduct, including but not limited to the following:

(i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

(ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

(iii) presenting or causing to be presented a claim for reimbursement for services under any Federal Health Care Program, including but not limited to Medicare, Medicaid, TRICARE, or CHAMPVA or any state health care program that is for an item or service that is known or should be known to be (A) not provided as claimed, or (B) false or fraudulent;

(iv) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; or

(v) offering, paying, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind (A) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Federal Health Care Program or any state health care program, or (B) in return for purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by a Federal Health Care Program or other state health care program.

(g) Such Obligor and its Subsidiaries hold all licenses, permits, authorizations, certifications, accreditations, provider agreements and associated provider numbers (collectively, the “Licenses”) issued by a Governmental Authority or other organization which are material to the operation of such Obligor’s business. Such Obligor is in material compliance with all such Licenses, except where failure to be in compliance could not reasonably be expected to have a Material Adverse Effect, and all such Licenses are in full force and effect. Such Obligor does not know of any threatened suspension, revocation or invalidation of any such Licenses, or any basis therefor. Each radiologist that contracts with VRP is duly licensed, registered and in good standing to engage in the practice of medicine under the laws of all states where he or she provides remote radiologic interpretation and consultation services to Borrower’s clients to the extent required by the laws of such states and said licenses and registrations have not been suspended, revoked or restricted in any manner.

(h) No Default has occurred and is continuing.

Section 6.09 Investment Company Status. None of such Obligor, any Person Controlling such Obligor, or any Subsidiary of such Obligor is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 6.10 Taxes. Each of such Obligor and its Subsidiaries has timely filed or caused to be filed all income Tax and all other material state and local Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except for Taxes (a) that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP and (b) in respect of which no Lien (other than a Permitted Lien) has been filed.

Section 6.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $100,000 the fair market value of the assets of all such underfunded Plans.

Section 6.12 Disclosure. Such Obligor has disclosed to the Administrative Agent all written agreements, instruments and corporate or other restrictions to which it or any of their respective Subsidiaries is subject that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other written information furnished by or on behalf of such Obligor to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Financing Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, as of the date on which made, and in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Obligors represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected financial results by a material amount.

Section 6.13 Margin Stock. Neither such Obligor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

Section 6.14 Capitalization. The Equity Interests of such Obligor have been duly authorized and validly issued and are fully paid and non-assessable.

Section 6.15 Subsidiaries. Set forth in Schedule 6.15 of the Disclosure Letter is a complete and correct list of all of the Subsidiaries of such Obligor as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each

Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 6.15 of the Disclosure Letter, (x) each of such Obligor and its Subsidiaries (if applicable) owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and Permitted Liens), and has the unencumbered right to vote (subject to the terms of the Security Documents), all outstanding ownership interests in each Person shown to be held by it in Schedule 6.15 of the Disclosure Letter, (y) all of the issued and outstanding Equity Interest of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

Section 6.16 Investments; Deposit Accounts. Set forth in Schedule 6.16 of the Disclosure Letter is a complete and correct list of all Investments (including deposit accounts, demand deposit accounts or similar accounts) held by such Obligor or any of its Subsidiaries (or in which such Obligor or any of its Subsidiaries has any interest) in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 6.16 of the Disclosure Letter, each of such Obligor and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents and Permitted Liens), all such Investments.

Section 6.17 Real Property. Set forth on Schedule 6.17 of the Disclosure Letter is a list, as of the date hereof, of all of the real property (including leasehold) interests held by such Obligor or any of its Subsidiaries, indicating in each case whether the respective property is owned or leased, the identity of the owner or lessee and the location of the respective property. The Collateral Access Agreements do not relate to real property which is located in an area that has been identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

Section 6.18 Material Indebtedness. Schedule 6.18 of the Disclosure Letter is a complete and correct list of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, such Obligor or any of its Subsidiaries outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds $250,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 6.18 of the Disclosure Letter.

Section 6.19 Material Liens. Schedule 6.19 of the Disclosure Letter is a complete and correct list of each Lien securing Indebtedness of such Obligor or any of its Subsidiaries (other than Liens created pursuant to the Security Documents and Permitted Liens) outstanding on the date hereof the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $25,000 and covering any property of such Person, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 6.19 of the Disclosure Letter.

Section 6.20 Security Documents. The Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, all of the Collateral purported to be covered thereby, and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices (including the offices specified on the Perfection Certificate), and all other necessary and appropriate action has been taken, so that each such Security Document creates a perfected Lien on and security interest in all right, title, estate and interest of such Obligor and its Subsidiaries in the Collateral covered thereby, prior and superior to all other Liens and subject to no other Liens, other than Permitted Liens. When the Security Agreement (or a short form thereof) is filed in the US PTO and the US Copyright Office, and financing statements are filed in the applicable filing offices, the Liens created by the Security Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors thereunder in the IP Collateral (as defined in the Security Agreement), subject to no Liens other than Permitted Liens.

Section 6.21 Anti-Terrorism Laws. No Obligor or, to the knowledge of any Obligor, any Affiliate thereof is in violation of any Anti-Terrorism Laws. No Obligor or, to the best knowledge of any Obligor, any Affiliate, broker or any other agent of such Obligor acting or benefiting in any capacity in connection with the Loans, is any of the following:

(a) a Person that is listed in the annex to, or is otherwise subject to, the Executive Order;

(b) a Person owned or controlled by, or acting for on behalf of, any Person that is listed in the annex to, or is otherwise subject to, the Executive Order;

(c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(e) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other official replacement publication of such list.

No Obligor and, to the knowledge of any Obligor, no broker or other agent of such Obligor acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (a) through (e) above, (ii) engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any Anti-Terrorism Law.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Obligors under the Financing Documents:

Section 7.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of the Borrower, the audited consolidated and consolidating balance sheet and related statements of operations, stockholders equity and cash flows of the Borrower Group as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower Group on a consolidated basis in accordance with GAAP consistently applied;

(b) within 30 days after the end of each month (other than March, June, September and December) following the Closing Date, and within 45 days after each Quarterly Date (other than December 31) following the Closing Date, the consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows (including income statements broken down by line of business if the Borrower Group has more than one line of business) of the Borrower Group as of the end of and for such month and fiscal quarter, as applicable, and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods in the Borrower’s budget for such fiscal year, and actual results of the previous fiscal year, such consolidated statements to be certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower Group on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit and other adjustments and the absence of footnotes, and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Group;

(c) by February 15 of each fiscal year, commencing with the first such date following the Closing Date, the consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows (including income statements broken down by line of business) of the Borrower Group as of the end of and for the month, fiscal quarter and fiscal year ending on December 31 of the immediately preceding fiscal year, prepared by the Borrower’s management, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods in the Borrower’s budget for such fiscal year, and actual results of the previous fiscal year, such consolidated statements to be certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower Group on a consolidated and consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit and other adjustments and the absence of footnotes, and such consolidating statements to be certified by a Responsible Officer of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Group;

(d) concurrently with any delivery of financial statements under clause (a), (c) or, in the case of Quarterly Dates only, (b), of this Section, a certificate of a Responsible Officer of the Borrower in substantially the form of Exhibit C, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 6.04 and, if any such change has occurred, specifying the effect of such change on such financial statements, and (iv) commencing with the quarter ending September 30, 2007, providing a management-prepared narrative reasonably summarizing the results of operations compared to the annual operating budget for the period covered by the financial statements then being delivered, regarding the results of the period covered by the financial statements then being delivered;

(e) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default under Section 8.13 of this Agreement (which certificate may be limited or not delivered to the extent required by accounting rules or guidelines or to the extent that such certificate cannot be obtained without additional cost);

(f) within 45 days after the end of each fiscal year of the Borrower commencing with the fiscal year ended December 31, 2007, an annual operating budget (which shall include, without limitation, a projected balance sheet, income statement and statement of cash flows) for the next succeeding fiscal year of the Borrower Group prepared on a monthly basis which shall set forth in reasonable detail the assumptions underlying such budget;

(g) promptly after receipt by any member of the Borrower Group (unless prohibited by law), copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Obligor by independent accountants in connection with the accounts or books of any Obligor or any Subsidiary thereof, or any audit of any of them;

(h) if applicable, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any member of the Borrower Group with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange; and

(i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Obligor, or compliance with the terms of any Financing Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

Borrower hereby acknowledges that (i) the Administrative Agent will make available to Lenders materials and/or information provided by or on behalf of Borrower or its Affiliates hereunder (collectively, “Borrower Materials”) and (ii) certain of the Lenders or prospective Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that (x) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; and (y) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.12).

Section 7.02 Notices of Material Events. Each Obligor will furnish to the Administrative Agent and each Lender, promptly after obtaining knowledge of same, written notice of the following:

(a) the occurrence of any Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower Group in an aggregate amount exceeding $100,000;

(d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, any Obligor or any Subsidiary thereof and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

(e) any Disposition, Casualty Event, Equity Issuance, any issuance or sale of Equity Interests of the Borrower to a Permitted Holder, or incurrence of Indebtedness referred to in Section 3.04 (excluding Dispositions pursuant to Section 8.04);

(f) any material change in accounting policies or financial reporting practices by the Borrower Group;

(g) any alleged or actual violation of any Health Care Law applicable to such Obligor or any Affiliate thereof which may materially and adversely affect the Collateral or its or their Licenses, business, assets, operations or condition (financial or otherwise).

(h) the receipt of any notice under any Material Contract alleging any material default, or demanding material indemnification or other material payment of any kind or nature from any Obligor, thereunder.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer of the Borrower or applicable Obligor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 7.03 Existence: Conduct of Business. Each Obligor will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises whose loss would reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.03.

Section 7.04 Payment of Obligations. Each Obligor will, and will cause each of its Subsidiaries to, pay all income and other material taxes, rates, assessments, fees, and governmental charges upon or against it or its property but excluding de minimis non-tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) no proceedings to foreclose any Lien which has attached as security therefore have commenced.

Section 7.05 Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in working order and condition, ordinary wear and tear and obsolete equipment and damage by casualty excepted.

Section 7.06 Insurance.

(a) Each Obligor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Such insurance shall be written by financially responsible companies selected by the Borrower and licensed to do business in the jurisdiction in which the Collateral is located and having the highest or second highest rating available from A. M. Best Company or an equivalent Person, or by other companies otherwise acceptable to the Majority Lenders, and (other than workers’ compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible property other than cargo coverage) and as an additional named insured as its interests may appear (to the extent covering any other risk other than cargo coverage and worker’s compensation). Such insurance shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days’ notice to the Administrative Agent. The Borrower will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment. Notwithstanding the foregoing, it is understood and agreed that so long as a Public Market exists, the Borrower may maintain insurance with a captive insurance Affiliate pursuant to arrangements reasonably acceptable to the Administrative Agent.

(b) On or before the Closing Date, the Borrower will deliver to the Administrative Agent certificates of insurance reasonably satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Borrower hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through June 30, 2008, subject only to the payment of premiums as they become due (and attaching original copies of any policies with respect to casualty insurance). Thereafter, within 45 days after each anniversary of the Closing Date, the Borrower will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Borrower hereunder will be in effect through the then next anniversary of the Closing Date, subject only to the payment of premiums as they become due. In addition, the Borrower will not cancel, reduce coverage or make material changes to any policy with respect to casualty insurance without providing to the Administrative Agent 30 days prior notice thereof. The Borrower will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Borrower will promptly notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

(c) Without limiting the obligations of the Obligors under the foregoing provisions of this Section, in the event an Obligor shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Administrative Agent may, but shall have no obligation so to do, upon 10 days’ prior written notice to the Borrower, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Majority Lenders) shall deem appropriate, and the Borrower shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

Section 7.07 Books and Records: Inspection Rights. Each Obligor will, and will cause each of its Subsidiaries to, keep adequate books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. Each Obligor will, and will cause each of its Subsidiaries to, permit any representatives of or designated by the Administrative Agent, upon reasonable prior notice, or if no Default has occurred and is continuing upon at least three Business Days’ prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and without causing material disruption and in the presence, if requested, of representatives of the Borrower (such presence not to be unreasonably withheld or delayed); provided, that except following the occurrence and continuation of an Event of Default, the Borrower shall not be required to pay expenses incurred by the Administrative Agent or any Lender more than once per fiscal year.

Section 7.08 Compliance with Laws. Each Obligor will, and will cause each of its Subsidiaries to, comply in all material respects with all Licenses and all Applicable Laws (including all Health Care Laws).

Section 7.09 Use of Proceeds. On the Closing Date, the proceeds of the Term Loans will be used only to fund the Special Dividend and to pay the costs and expenses of the Borrower in respect of the transactions contemplated by the Financing Documents. From and after the Closing Date, the proceeds of the Revolving Loans will be used only for working capital and general corporate purposes (including Capital Expenditures and Permitted Acquisitions) of the Borrower, including the payment of fees and expenses incurred in connection with the Financing Documents. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations D, T, U and X.

Section 7.10 Certain Obligations Respecting Subsidiaries and Guarantors.

(a) Guarantors. Each Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that all domestic Subsidiaries of such Obligor are “Guarantors” hereunder. Without limiting the generality of the foregoing, in the event that an Obligor or any of its Subsidiaries shall form or acquire any new domestic Subsidiary that shall constitute a Subsidiary hereunder, such Obligor will cause such new domestic Subsidiary to, within five Business Days after such formation or acquisition:

(i) become a “Guarantor” hereunder pursuant to a Joinder Agreement, and execute joinders to the Security Documents thereby granting the Administrative Agent (for the benefit of the Lenders) a first priority lien on all of such Guarantor’s assets as collateral security for the Guaranteed Obligations, in form and substance reasonably satisfactory to the Administrative Agent;

(ii) cause such new domestic Subsidiary to take such action (including delivering such certificates evidencing such Equity Interests, executing and delivering such UCC financing statements and executing and delivering mortgages or deeds of trust covering the real property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first-priority Liens on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary under the Financing Documents; and

(iii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Closing Date or as the Administrative Agent shall have requested, all in form and substance reasonably satisfactory to the Administrative Agent.

(b) Ownership of Subsidiaries and Guarantors. Each Obligor will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that (i) each of its Subsidiaries is a Wholly Owned Subsidiary (except as otherwise permitted in this Agreement), (ii) the Administrative Agent has a first-priority, perfected Lien on all of the issued and outstanding Equity Interests of each such Subsidiary and (iii) the Administrative Agent has a first-priority, perfected Lien on all of the issued and outstanding Equity Interests of VRP and each Professional Corporation; provided, that the Equity Interests of VRP owned by Drs. David L. Hunter and Gary Michael Weiss (also known as Gary Weiss) may be eliminated or transferred to VRP, Dr. Sean Owen Casey or Dr. Eduard Michel, so long as (1) the Administrative Agent continues to have a first-priority, perfected Lien on all of the issued and outstanding Equity Interests of VRP after giving effect to any such elimination or transfer and (2) the amount of any cash consideration (if more than nominal) for such elimination or transfer shall have been approved by the Administrative Agent. In the event that any additional Equity Interests shall be issued by any Subsidiary, VRP or any Professional Corporation, the respective Obligor agrees forthwith to deliver to the Administrative Agent pursuant to the Security Agreement and Pledge Agreements any and all certificates evidencing such Equity Interests, accompanied by undated stock powers executed in blank and to take such other action as the Administrative Agent may request to perfect the security interest created therein pursuant to the Security Agreement and Pledge Agreements. In addition, each of VRP and the Professional Corporations agrees to cause each Person that becomes an owner of its Equity Interests after the Closing Date to execute and deliver to the Administrative Agent a Pledge Agreement and a joinder to the Estoppel Certificate, Affiliate Subordination Agreement and other applicable Security Documents, and to take such other action, as shall be necessary to create and perfect valid and enforceable first-priority Liens on such owner’s Equity Interests, all as the Administrative Agent may reasonably request.

Section 7.11 Notice of Lease Defaults. The Borrower will give prompt notice to the Administrative Agent of any notice of a material default Borrower or any Guarantor receives under any lease of real property.

Section 7.12 Collateral Assignment of Key Person Life Insurance. The Borrower will, within 60 days after the Closing Date, deliver a collateral assignment relating to the key person life insurance policy on Dr. Sean Owen Casey in the amount of $5,000,000 in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Obligors under the Financing Documents:

Section 8.01 Indebtedness. The Obligors will not, nor will they permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Financing Documents;

(b) Indebtedness outstanding on the date hereof and set forth in Schedule 6.18 of the Disclosure Letter, and extensions, renewals and replacements of any such Indebtedness that do not increase the aggregate outstanding principal amount thereof;

(c) Indebtedness of an Obligor other than the Borrower or any Subsidiary of the Borrower owed to another Obligor or a Wholly Owned Subsidiary of such Obligor, which Indebtedness shall (i) be on terms (including subordination terms) reasonably acceptable to the Administrative Agent, (ii) be otherwise permitted under Section 8.07 and (iii) constitute Collateral under the Security Agreement;

(d) Indebtedness of the Borrower or any Subsidiary in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets; provided that the total principal amount of Indebtedness permitted by this Section 8.01(d), together with the total principal amount of Indebtedness permitted by Section 8.01(i), shall not exceed $2,000,000 in the aggregate at any time outstanding in any fiscal year;

(e) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(f) obligations (contingent or otherwise) existing or arising under Hedging Agreements entered into with a Lender or an Affiliate of a Lender in the ordinary course of business to directly mitigate risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes;

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that (i) such Indebtedness is extinguished within 10 Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 90 days from its incurrence;

(h) Guarantees of the Borrower in respect of Indebtedness otherwise permitted hereunder of the Borrower;

(i) Indebtedness of the Borrower or any Subsidiary in respect of Capital Lease Obligations and purchase money obligations for fixed or capital assets acquired in Permitted Acquisitions; provided that the total principal amount of Indebtedness permitted by this Section 8.01(i), together with the total principal amount of Indebtedness permitted by Section 8.01(d), shall not exceed $2,000,000 in the aggregate at any time outstanding in any fiscal year; and

(j) Other unsecured Indebtedness in an aggregate principal amount not exceeding $1,000,000 at any time outstanding.

Section 8.02 Liens. No Obligor will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it or its Subsidiaries, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names such Obligor or any of its Subsidiaries as debtor, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to the Security Documents;

(b) Permitted Liens;

(c) Any Lien on any property or asset of such Obligor or any of its Subsidiaries existing on the date hereof and set forth in Schedule 6.19 of the Disclosure Letter, and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.01(b); and

(d) Any Lien existing on fixed or capital assets prior to the acquisition thereof in a Permitted Acquisition or existing on any fixed or capital asset of any Person that becomes a Subsidiary after the date hereof and securing Indebtedness permitted under Section 8.01(i), provided that (1) such Lien is not created in contemplation of or in connection with such Permitted Acquisition or such Person becoming a Subsidiary, (2) such Lien shall not apply to any other property or assets of any Obligor or any Subsidiary thereof, (3) such Lien shall secure only those obligations which it secures on the date of such Permitted Acquisition or the date such Person becomes a Subsidiary and (4) the aggregate principal amount of Indebtedness secured by all Liens permitted under this Section 8.02(d) shall not exceed the amount permitted under Section 8.01(i);

and for avoidance of doubt, no Obligor will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it or its Subsidiaries, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names such Obligor or any of its Subsidiaries as debtor, in each case in favor of Merge, except for a judgment lien in respect of judgments that do not constitute an Event of Default under Section 9.01(k).

Section 8.03 Mergers, Consolidations, Etc.; Subsidiaries.

(a) The Obligors will not, nor will they permit any of their respective Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with any Obligor, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) that any Subsidiary of an Obligor may merge into such Obligor in a transaction in which such Obligor is the surviving entity, (ii) that any Subsidiary of an Obligor may sell, transfer, lease or otherwise dispose of its assets to such Obligor, and (iii) in connection with an acquisition permitted under Section 8.08.

(b) No Obligor will form any Subsidiary without the prior written notice to the Administrative Agent and without complying with the requirements of Section 7.10.

Section 8.04 Dispositions. The Obligors will not, nor will they permit any of their respective Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of surplus obsolete or worn out property, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property interests no longer used or useful in the Obligors’ businesses up to $500,000 in the aggregate in any fiscal year if the Net Available Proceeds are applied as required under Section 3.04(a);

(d) Dispositions of property by any Subsidiary of an Obligor to such Obligor;

(e) Dispositions permitted by Section 8.03;

(f) Non-exclusive licenses of trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights in the ordinary course of business and substantially consistent with past practice;

(g) Dispositions, discounts or forgiveness of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business; and

(h) Dispositions or use of cash and cash equivalents in the ordinary course of business;

provided, that any Disposition pursuant to this Section 8.04 shall be for fair market value as determined by the Board of Directors or equivalent authority of the applicable Obligor. Notwithstanding anything to the contrary herein, the Obligors will not, nor will they permit any of their respective Subsidiaries to, make any Disposition of (i) notes, accounts receivable or other obligations owing to an Obligor, with or without recourse, except for collection in the ordinary course of business or as otherwise permitted by clause (g) above or (ii) any real property interests without prior written notice to the Administrative Agent.

Section 8.05 Sale/Leasebacks. The Obligors will not, nor will they permit any of their respective Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any of its Property, and whereby it shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which it intends to use for substantially the same purpose or purposes as the Property sold or transferred, except Capital Leases permitted under Section 8.01.

Section 8.06 Lines of Business. No Obligor will, nor will it permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted or contemplated to be conducted by such Obligor and its Subsidiaries on the date of this Agreement and businesses reasonably related thereto.

Section 8.07 Investments. The Obligors will not, nor will they permit any of their respective Subsidiaries to, make or permit to remain outstanding any Investments except:

(a) Investments outstanding on the date hereof and identified in Schedule 6.16 of the Disclosure Letter and any modification, replacement or renewal thereof;

(b) Operating deposit accounts with banks listed on Schedule 6.16 of the Disclosure Letter;

(c) Permitted Investments;

(d) Investments by an Obligor in its Subsidiaries outstanding on the date hereof;

(e) Investments consisting of security deposits with utilities and other like Persons made in the ordinary course of business;

(f) Guarantees constituting Indebtedness permitted by Section 8.01;

(g) Advances, loans or extensions of credit by the Borrower or any Subsidiary in compliance with applicable laws to officers, directors, managers, employees and agents of the Borrower or any Subsidiary (i) in the ordinary course of business for travel, entertainment or relocation, out-of-pocket or other business-related expenses not to exceed $50,000 in the aggregate at any one time outstanding and (ii) relating to indemnification or reimbursement of such officers, directors, managers, employees and agents in respect of liabilities relating to their service in such capacities;

(h) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and supplier arising in the ordinary course of business;

(i) Permitted Acquisitions;

(j) Investments by the Borrower in Hedging Agreements permitted under Section 8.01;

(k) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons entered into in the ordinary course of business; and

(l) Extensions of trade credit in the ordinary course of business.

Section 8.08 Acquisitions. No Obligor will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of related transactions for the direct or indirect (i) acquisition by such Obligor or any of its Subsidiaries of all or substantially all of the Property, or a line of business or a division, of any Person, (ii) acquisition of any Equity Interests of any Person, or otherwise causing such Person to become a Subsidiary of any Obligor, or (iii) merger or consolidation or any other combination with any Person, without the prior written consent of the Majority Lenders other than (i) transactions permitted by Section 8.03 and (ii) transactions which satisfy each of the following conditions (any such transaction being referred to herein as a “Permitted Acquisition”):

(a) any Subsidiary of any Obligor created for the purpose of effecting the acquisition or acquired in connection therewith shall have complied with the requirements of Section 7.10;

(b) the total cash and non-cash consideration paid by or on behalf of the Obligors in connection with such acquisition (including, without limitation, any Indebtedness assumed, incurred, or permitted to remain outstanding by the Obligors or the acquired Guarantor) shall not exceed $500,000 and, collectively with the total cash and non-cash consideration paid in connection with transactions under this Section 8.08 from the Closing Date, shall not exceed $1,000,000;

(c) both before and after giving effect to any acquisition, no Default shall have occurred and be continuing;

(d) the Borrower shall have delivered to the Administrative Agent, at least 10 Business Days prior to the consummation of such acquisition, a certificate from a Responsible Officer of the Borrower demonstrating (in detail reasonably satisfactory to the Administrative Agent) pro forma compliance with the covenants set forth in Section 8.13;

(e) both before and after giving effect to any acquisition, the Borrower shall have at least $3,000,000 of unused Revolving Commitments and unrestricted cash on hand;

(f) the assets or entity being acquired must have at least $1 of EBITDA generated in the trailing twelve months (determined in accordance with GAAP); and

(g) the Borrower shall have delivered to the Administrative Agent not less than 10 Business Days prior to the consummation of the acquisition a summary providing a reasonably detailed description of the target and the terms and conditions of the proposed acquisition, material financial, business and legal due diligence information relating to the target as the Administrative Agent may reasonably request, and all material legal documentation pertaining to such acquisition.

Section 8.09 Restricted Payments. No Obligor will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment (other than the Special Dividend) except:

(i) Such Obligor may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests; and

(ii) if, on the date of any proposed Restricted Payment and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make Restricted Payments to purchase or redeem from management or other shareholders, in each instance upon termination of their employment with the Borrower, shares of Borrower’s Equity Interests or options or warrants to acquire such Equity Interests not to exceed $100,000 in any fiscal year.

Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of an Obligor to such Obligor.

In addition, no Obligor will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any payment, distribution or other compensation (whether in cash, property or other form) to Merge, if on the date of any such payment, distribution or other compensation and after giving effect thereto, an Event of Default shall have occurred and be continuing or would result therefrom.

Section 8.10 Transactions with Affiliates. No Obligor will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to such Obligor or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and a Guarantor not involving any other Affiliate, (c) any Restricted Payment permitted by Section 8.09, (d) loans, advances and extensions to officers, managers, directors, employees and agents permitted under Section 8.07, (e) fees and compensation paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors, employees and agents of such Obligor or any of its Subsidiaries, (f) employment agreements entered into by such Obligor or any of its Subsidiaries in the ordinary course of business, and (g) management and servicing agreements among the Borrower, VRP and/or the Professional Corporations.

Section 8.11 Restrictive Agreements. No Obligor will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of such Obligor or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Administrative Agent, or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Obligor or any other Subsidiary or to Guarantee Indebtedness of any Obligor or any other Subsidiary; provided that:

(a) the foregoing shall not apply to (1) restrictions and conditions imposed by law or by this Agreement and (2) restrictions and conditions existing on the date hereof identified on Schedule 8.11 of the Disclosure Letter (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition); and

(b) clause (i) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured purchase money Indebtedness or Capital Leases permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such purchase money Indebtedness, (2) customary provisions in leases and other contracts restricting the assignment thereof and (3) executory covenants between signing and closing under an agreement related to sales of property permitted hereunder.

Section 8.12 Modifications of Certain Documents. No Obligor will, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of (a) its organizational documents, (b) any Material Contract or (c) any other agreement evidencing or relating to Material Indebtedness, in each case, which could reasonably be expected to be materially adverse to the Lenders, without the prior written consent of the Administrative Agent.

Section 8.13 Certain Financial Covenants.

(a) Total Leverage Ratio. The Borrower will not permit the Total Leverage Ratio at any time during any Rolling Period set forth below to exceed the ratio set forth below opposite such Rolling Period:

Rolling Period Ending	Maximum Ratio
September 30, 2007	3.75:1.0
December 31, 2007	3.25:1.0
March 31, 2008	2.75:1.0
June 30, 2008	2.50:1.0
September 30, 2008	2.25:1.0
December 31, 2008	2.25:1.0
March 31, 2009	2.00:1.0
June 30, 2009	2.00:1.0
September 30, 2009	1.75:1.0
December 31, 2009	1.75:1.0
March 31, 2010 and thereafter	1.50:1.0

(b) Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio to be less than the following as of the last day of each Rolling Period ending on the Quarterly Date during the term of this Agreement;

Rolling Period Ending	Minimum Ratio
September 30, 2007	1.15:1.0
December 31, 2007	1.15:1.0
March 31, 2008	1.15:1.0
June 30, 2008	1.15:1.0
September 30, 2008	1.20:1.0
December 31, 2008	1.20:1.0
March 31, 2009	1.20:1.0
June 30, 2009	1.20:1.0
September 30, 2009	1.35:1.0
December 31, 2009	1.35:1.0
March 31, 2010 and thereafter	1.35:1.0

; provided that for purposes of calculating the Fixed Charge Coverage Ratio during any Rolling Period including December 31, 2006, March 31, 2007, June 30, 2007 or September 30, 2007, the Borrower, Administrative Agent and Lenders agree that Consolidated Interest Expense for the fiscal quarters ending on such dates shall be deemed to be equal to $926,625.00.

(c) Minimum Consolidated Adjusted EBITDA. The Borrower will not permit Consolidated Adjusted EBITDA for any Rolling Period ending on the Quarterly Dates set forth below to be less than the amount set forth below opposite such Quarterly Date:

Quarterly Date	Minimum Consolidated Adjusted EBITDA

September 30, 2007	$11,000,000
December 31, 2007	$12,750,000
March 31, 2008	$14,750,000
June 30, 2008	$16,000,000
September 30, 2008	$17,000,000
December 31, 2008	$17,500,000
March 31, 2009	$18,000,000
June 30, 2009	$18,500,000
September 30, 2009	$19,000,000
December 31, 2009	$19,250,000
March 31, 2010 and thereafter	$19,500,000

(d) To enable the ready and consistent determination of compliance with the covenants set forth in this Section 8.13, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

(e) Notwithstanding anything to the contrary in this Section 8.13, in the event that the Borrower fails to comply with the requirements of the covenant set forth in Section 8.13(a), until the expiration of the fifth Business Day after the date the certificate calculating such covenant is required to be delivered pursuant to Section 7.01(d), the Borrower shall have the right to voluntarily prepay the Term Loans and, upon such prepayment, the Total Leverage Ratio shall be recalculated to give pro forma effect to such prepayment. If, after giving effect to such recalculation, the Borrower shall then be in compliance with the requirements of Section 8.13(a), the Borrower shall be deemed to have satisfied the requirements of Section 8.13(a) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach of or default under Section 8.13(a) that had occurred shall be deemed cured for the purposes of this Agreement. The Borrower may not cure its compliance with the requirements of Section 8.13(a) by prepaying the Term Loans as described in this Section 8.13(e) more than twice during the term of this Agreement.

ARTICLE IX

DEFAULTS

Section 9.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under any Financing Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three or more days;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary thereof in or in connection with any Financing Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Financing Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 7.02(a), 7.03 (with respect to such Obligor’s existence), 7.09 or 7.12, or in Article IV or VIII, or (ii) Section 7.01 (provided that with respect to Sections 7.01(a) and (b) such failure shall continue unremedied for a period of ten (10) or more days), or 7.02(b), (c), (d), (e), (f) or (g) (provided that with respect to such sections such failure shall continue unremedied for a period of ten (10) or more days); or any Pledgor shall fail to observe or perform any covenant, condition or agreement contained in any Security Document to which it is party;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Financing Document to which it is party and such failure shall continue unremedied for a period of 30 or more days after (i) notice to the Borrower from the Administrative Agent or the Majority Lenders or (ii) a Responsible Officer becomes aware of such failure;

(f) any Loan Party (other than an Excluded Pledgor) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any applicable notice or grace periods;

(g) (i) Any Loan Party (other than an Excluded Pledgor) fails to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (other than a Hedging Agreement), or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Hedging Agreement an Early Termination Date (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which a Loan Party (other than an Excluded Pledgor) is the Defaulting Party (as defined in such Hedging Agreement) or (B) any Termination Event (as so defined) under such Hedging Agreement as to which a Loan Party (other than an Excluded Pledgor) is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party (other than an Excluded Pledgor) as a result thereof is greater than $750,000;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party (other than an Excluded Pledgor) or any Subsidiary thereof or such Person’s debts, or of a substantial part of such Person’s assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party (other than an Excluded Pledgor) or any Subsidiary thereof or for a substantial part of such Person’s assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) any Loan Party (other than an Excluded Pledgor) or any Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party (other than an Excluded Pledgor) or any Subsidiary thereof or for a substantial part of such Person’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) any Loan Party (other than an Excluded Pledgor) or any Subsidiary thereof shall admit in writing its inability or fail generally to pay such Person’s debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $750,000, to the extent not covered by a third-party insurance carrier which has acknowledged such coverage in writing, shall be rendered against any Loan Party (other than an

Excluded Pledgor) or any Subsidiary thereof or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party (other than an Excluded Pledgor) or any Subsidiary thereof, or upon any other Collateral, to enforce any such judgment;

(l) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $100,000 in any year or (ii) $500,000 for all periods;

(m) the assertion against any Obligor, of an Environmental Claim or a Stark Law Claim that the Administrative Agent determines in good faith will be resolved adversely to any Obligor and would have a Material Adverse Effect (insofar as such amount is payable by any Obligor but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

(n) a Change in Control shall occur;

(o) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any accounts receivable or any other material collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 8.02 or under the respective Security Documents);

(p) any material provision of any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Secured Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Financing Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Financing Document, or purports to revoke, terminate or rescind any provision of any Financing Document; or

(q) (i) Section 4.04(b), the Affiliate Subordination Agreement or the subordination provisions of the documents evidencing or governing any subordinated Indebtedness (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable subordinated Indebtedness; or (ii) the Borrower or any other Loan Party shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, (B) that the Subordination Provisions exist for the benefit of the Administrative Agent and the other Secured Parties or (C) that all payments of principal of or premium and interest on the applicable subordinated Indebtedness, or realized from the liquidation of any property of any Loan Party that is Collateral, shall be subject to any of the Subordination Provisions.

then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued under the Financing Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the accrued under the Financing Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

Section 9.02 Application of Proceeds. All proceeds received after maturity of the Secured Obligations, whether by acceleration or otherwise, shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the other Financing Documents; second to accrued interest on the Loans and fees; third pro rata to the principal portion of the Loans and amounts owing under Hedging Agreements with Lenders or Affiliates thereof; fourth to Cash Collateralize the aggregate undrawn amount of outstanding Letters of Credit; and, fifth, any excess remaining after all of the Secured Obligations have been paid in full in cash and all Commitments have been terminated, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

ARTICLE X

CHANGE IN CIRCUMSTANCES

Section 10.01 Basis for Determining Interest Rate Inadequate or Unfair. If the Majority Lenders reasonably determine that in connection with any request for a LIBOR Loan or a conversion to or continuation thereof that (a) U.S. dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan, or (c) the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender in writing. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Administrative Agent (upon the instruction of the Majority Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

Section 10.02 Illegality. If any Lender reasonably determines that any law enacted after the Closing Date has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, U.S. dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 10.03 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 10.03(e));

(ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 10.04 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, such Lender shall promptly notify the Borrower in writing thereof, and upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender reasonably determines that any Change in Law affecting such Lender or such Lender’s holding company or Applicable Lending Office, if any, regarding capital requirements (other than as a result of such Lender having inadequate or substandard capital as determined by and Governmental Authority) has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding Company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding Company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding Company, as the case may be, as specified in subsection (a) or (b) of this Section and the Lender’s calculation thereof, in reasonable detail, and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on LIBOR Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including LIBOR funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f) The Borrower may, at any time, replace any Lender as to which the Borrower is obligated to make payments under subsection (a) or (b) of this Section or under Section 10.04 by giving not less than ten Business Days’ prior notice to the Administrative Agent (who shall promptly notify such Lender), that it intends to replace such Lender with one or more banks (including but not limited to one or more Lenders under this Agreement) selected by the Borrower that (i) have agreed to replace such Lender as provided in this paragraph and (ii) are reasonably acceptable to the Administrative Agent. Upon the effective date of any replacement under this paragraph and as a condition to such replacement, the replacement bank or banks shall pay to the Lender being replaced the principal of the Loans held by such Lender and the Borrower shall pay to such Lender, upon delivery to the Borrower of the notes, if any, evidencing the Loans made by such Lender, all accrued interest on such Loans and all other amounts owing to such Lender hereunder whereupon each such replacement bank (if not already a Lender) shall become a “Lender” for all purposes of this Agreement.

(g) Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to hold an Affected Loan (an “Affected Lender”) or that would entitle such Lender to receive payments under subsection (a) or (b) of this Section, it will if reasonably practicable, (i) make, issue, fund or maintain the Commitments of such Lender or the Affected Loans of such Lender through another lending or letter of credit office of such Lender and (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsections (a) and (b) of this Section would be reduced.

Section 10.04 Payments Free and Clear; U.S. Taxes.

(a) Payments Free and Clear. Any and all payments by the Borrower or any Guarantor hereunder or under any other Financing Document shall be made, in accordance with Section 3.01, free and clear of and without deduction for any and all present or future Taxes, excluding, in the case of each Lender and the Administrative Agent, Taxes imposed on its net income or net profits, and franchise or similar taxes imposed on it, and any branch profits imposed by the United States or any similar tax imposed by any other jurisdiction in which any Lender is located, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has a permanent establishment (or is otherwise engaged in the active conduct of its banking business through an office or a branch) which is such Lender’s Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which Taxes are imposed as a result of such Lender or the Administrative Agent doing business in such jurisdiction (all such nonexcluded Taxes being hereinafter referred to as “Included Taxes”). If the Borrower shall be required by law to deduct any Included Taxes from or in respect of any sum payable hereunder or under any other Financing Document to the Lenders or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.04), such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

(b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance or any other Financing Document (hereinafter referred to as “Other Taxes”).

(c) Indemnification. The Borrower hereby indemnifies each Lender and the Administrative Agent for the full amount of Included Taxes and Other Taxes (including any Included Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.04) paid by such Lender or the Administrative Agent (on its own behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Included Taxes or Other Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within 30 days after the date any Lender or the Administrative Agent, as the case may be, makes written demand therefor.

(d) Receipts. Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

(e) Lender Representations. Each Lender represents that it is either (i) a corporation organized under the laws of the United States of America or any state thereof or (ii) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Agent on the Closing Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the “W-8ECI Certification”) or (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the “W-8BEN Certification”). In addition, each Lender agrees that if it previously filed a W-8ECI Certification it will deliver to the Borrower and the Agent a new W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years (or sooner if otherwise required by applicable law to maintain such certification); and if it previously filed a W-8BEN Certification, it will deliver to the Borrower and the Agent a new certification prior to the first payment date falling in the third year following each previous filing of such certification (or sooner if otherwise required by applicable law to maintain such certification). Each Lender also agrees to deliver to the Borrower and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Agent have received a W-8BEN Certification or W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by the Agent as a result of such Lender’s failure to submit any form or certificate that it is required to provide pursuant to this Section or as a result of its reliance on any such form or certificate which it has provided to it pursuant to this Section.

(f) Failure to Provide Form. For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to Section 10.04(e), if any (other than if such failure is due to a change in treaty, applicable law or regulation, or in official application thereof, occurring subsequent to the date on which a form originally was required to be provided by such Lender), such Lender shall not be entitled to indemnification under Section 10.04(c) with respect to Taxes imposed by the United States which Taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) Efforts to Avoid or Reduce. Any Lender claiming any additional amounts payable pursuant to this Section 10.04 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

(h) If the Administrative Agent or any Lender shall become aware that it is entitled to receive a refund in respect of Included Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund. If the Administrative Agent or any Lender receives a refund or claims a credit or other tax benefit as a result of the payment of taxes by the Borrower, then the Administrative Agent or such Lender shall promptly repay to the Borrower an amount equal to such refund, credit or other tax benefit.

(i) The Borrower will not be required to pay any additional amount in respect of Included Taxes pursuant to this Section 10.04 to any Lender or Assignee or to the Administrative Agent with respect to any Lender or any Assignee if the obligation to pay such additional amount would not have arisen but for a failure by such Lender or Assignee to comply with its obligations under subsection (e), (f) and (g) of this Section 10.04.

Section 10.05 Survival. All of the Borrower’ obligations under this Article X shall survive termination of the Commitments and repayment of all other Secured Obligations hereunder.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints NewStar to act on its behalf as the Administrative Agent under the Financing Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, L/C Issuer and the Lenders, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions.

Section 11.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or the L/C Issuer. Each of the Lenders and L/C Issuer agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to enforce any remedy upon any Default including foreclosing on any lien on, or otherwise enforcing any security interest in, any of the Collateral.

Section 11.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Financing Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Financing Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for in the Financing Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Financing Document or applicable law; and

(c) shall not, except as expressly set forth in the Financing Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.02 and Article IX) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Financing Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Financing Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender before the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers under any Financing Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, with, unless an Event of Default has occurred and is continuing, approval of the Borrower (such approval not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower, L/C Issuer and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations under the Financing Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any Financing Document, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under the Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation under the Financing Documents, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 11.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based on any Financing Document or any related agreement or any document furnished thereunder.

Section 11.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

Section 11.09 Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Financing Document (i) upon termination of all the Commitments and payment in full of all Secured Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted under any Financing Document, or (iii) subject to Section 12.02, if approved, authorized or ratified in writing by the Majority Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Financing Document to the holder of any Lien on such property that is permitted by Section 8.02; and

(c) to release any Guarantor from its obligations under its Guaranty hereunder if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under its Guaranty hereunder pursuant to this Section 11.09.

Section 11.10 Appointment of First L/C Issuer.

(a) The first L/C Issuer hereunder shall be NewStar Financial. NewStar Financial shall accept such appointment as L/C Issuer by executing and delivering a signature page to this Agreement. Upon the acceptance by NewStar Financial of its appointment as first L/C Issuer hereunder, NewStar Financial shall become party to and bound by this Agreement as L/C Issuer hereunder without the need for any amendment to this Agreement or any of the other Financing Documents and without the need for the consent of any other parties hereto.

(b) Upon acceptance by NewStar Financial of its appointment as first L/C Issuer hereunder, NewStar Financial shall (i) become vested with all of the rights, powers, privileges and duties of the L/C Issuer hereunder, and (ii) make arrangements reasonably satisfactory with the Administrative Agent and the Borrower for the issue from time to time of Letters of Credit hereunder in accordance with the terms hereof. Any Person party hereto as L/C Issuer shall have the continuing right to resign as L/C Issuer upon the terms contained in Section 12.04(j).

ARTICLE XII

MISCELLANEOUS

Section 12.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to the Borrower or any Guarantor:

Virtual Radiologic Corporation

5995 Opus Parkway, Suite 200

Minnetonka, Minnesota 55343

Attention: Chief Financial Officer and General Counsel

Facsimile No.: (952) 943-2401

(b) if to the Administrative Agent or L/C Issuer:

(i) for Credit Matters

NewStar Financial, Inc.

500 Boylston Street, Suite 1600

Boston, MA 02116

Attn: Walter J. Marullo

Phone No.: (617) 848-2556

Facsimile No.: (617) 848-4300

(ii) for Operational Matters

NewStar Financial, Inc.

500 Boylston Street

Suite 1600

Boston, Massachusetts 02116

Attention: Terry Dempsey

Phone No.: (617) 848-2522

Facsimile No.: (617) 848-4300

with a copy to:

Choate, Hall & Stewart LLP

Two International Place

100-150 Oliver Street

Boston, Massachusetts 02110

Attention: Peter M. Palladino, Esq.

Facsimile No.: 617-248-4000

(c) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender or the L/C Issuer, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No Deemed Waivers: Remedies Cumulative. No failure or delay by the Administrative Agent, L/C Issuer or any Lender in exercising any right or power under the Financing Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, L/C Issuer and the Lenders under the Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Financing Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, L/C Issuer or any Lender may have had notice or knowledge of such Default at the time.

(b) Amendments. Neither any Financing Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Majority Lenders, or by the Loan Parties party thereto and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender, or extend the date or decrease the amount of any scheduled reduction thereof, without the written consent of each Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders or Types or Classes of Loans, without the written consent of such Lender affected thereby, (v) change any of the provisions of this Section or the definition of the term “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release any Obligor from any of such Obligor’s guarantee obligations under Article IV (other than as expressly permitted hereunder) or release all or substantially all of the Administrative Agent’s Liens on the Collateral without the written consent of each Lender; and provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or L/C Issuer hereunder without the prior written consent of the Administrative Agent or L/C Issuer, respectively.

Section 12.03 Expenses: Indemnity; Damage Waiver.

(a) Expenses. The Borrower and the Guarantors (with respect to the Guarantors, jointly and severally) shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided hereunder, or the preparation of the Financing Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, L/C Issuer or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, L/C Issuer or any Lender, in connection with the enforcement or protection of its rights in connection with the Financing Documents, including its rights under this Section, or its rights in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof following an Event of Default, and (iii) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

(b) Indemnification by the Borrower. Each Obligor indemnifies the Administrative Agent, L/C Issuer and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, holds each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Financing Documents or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, any payments that the Administrative Agent is required to make under any indemnity issued to any bank in the Security Agreement or any Account Control Agreement to which remittances in respect of Accounts, as defined therein, are to be made, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Obligor or any of its Subsidiaries, or any Environmental Liability related in any way to any Obligor or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted or arisen from the gross negligence or willful misconduct of any Indemnitee.

(c) Reimbursement by Lenders. To the extent that the Obligors fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) Waiver of Consequential Damages. No Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Financing Documents or any agreement or instrument contemplated thereby, the transactions contemplated thereby, any Loan or the use of the proceeds thereof.

(e) Payments. All amounts due under this Section shall be payable upon written demand therefor.

Section 12.04 Successors and Assigns.

(a) Assignments. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor (other than as permitted hereunder) without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Financing Documents (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund with respect to a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment(s), the amount of the Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Borrower and the Administrative Agent otherwise consent (provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under the Financing Documents, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Financing Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Financing Documents (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement and the other Financing Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.06, 10.03, 10.04 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement and the other Financing Documents that does not comply with this paragraph shall be treated for purposes of the Financing Documents as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Boston a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and interest owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, L/C Issuer and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Financing Documents, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement and the other Financing Documents, unless it has been recorded in the Register as provided in this paragraph.

(e) Participations. Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than any competitor of any Obligor) (a “Participant”) in all or a portion of such Lenders rights and obligations under the Financing Documents (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under the Financing Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Financing Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Financing Documents and to approve any amendment, modification or waiver of any provision of any Financing Document.

(f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 3.06 or 10.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to any Obligor or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

(i) Consent to NewStar Assignments. Borrower consents to the NewStar Assignments and agrees that from and after the effective date of such NewStar Assignments, the Commitments shall be as set forth on Schedule A-2.

(j) Resignation as L/C Issuer. Notwithstanding anything to the contrary contained herein, the first L/C Issuer appointed hereunder pursuant to Section 11.10 and any successor L/C Issuer may, upon not less than fourteen (14) days’ prior notice to the Administrative Agent and the Borrower, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Administrative Agent shall have the right, with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor L/C Issuer hereunder; provided, however, that no failure by the Administrative Agent to appoint any such successor shall affect the resignation of any L/C Issuer. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require Revolving Lenders to make Base Rate Loans). Upon the appointment of a successor L/C Issuer, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (ii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements reasonably satisfactory to the Administrative Agent and the Borrower to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.

Section 12.05 Survival. All covenants, agreements, representations and warranties made by each Loan Party in the Financing Documents and in the certificates or other instruments delivered in connection with or pursuant to the Financing Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, the other Financing Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Financing Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.06, 4.03, 10.03, 10.04 and 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment in full in cash of all other Secured Obligations and the discharge thereof, the expiration or termination of the Commitments or the termination of the Financing Documents or any provision thereof.

Section 12.06 Counterparts: Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Set-off; Sharing.

(a) Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other indebtedness (in whatever currency) at any time owing by such Lender or such Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement or any other Financing Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Financing Document and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 12.08, if at any time any Lender, the L/C Issuer or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

(b) Sharing of Set-offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 12.08 shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section shall not apply).

(c) Consent of Obligors. Each Obligor consents to the foregoing and agrees that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

(d) Rights of Lenders. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of any Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 12.08 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 12.08 to share in the benefits of any recovery on such secured claim.

(e) Payments Set Aside. To the extent that any payment by or on behalf of any of the Loan Parties is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding under any debtor relief law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Guaranteed Obligations, the Secured Obligations, and the termination of this Agreement.

Section 12.09 Governing Law; Jurisdiction; Service of Process.

(a) THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS AND ANY OTHER AGREEMENT OR DOCUMENTS RELATING THERETO AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION. Each Obligor agrees that the execution of this Agreement and the other Financing Documents, and the rights and obligations of the parties hereunder and thereunder shall be deemed to have a New York situs and each Obligor shall be subject to the personal jurisdiction of the courts of The State of New York with respect to any action the Administrative Agent, its successors or assigns, may commence hereunder or thereunder. Accordingly, each Obligor hereby unconditionally and irrevocably submits, for itself and its property, to the jurisdiction of the Supreme Court of the

State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the other Financing Documents, the Loans and/or any agreement, instrument or document executed or delivered in connection with this Agreement and the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Lender or any L/C Issuer may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(b) The Borrower and the Guarantors each hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection that they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any court referred to in paragraph (a) of this Section 12.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) The Borrower and the Guarantors each irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 12.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.12 Confidentiality.

(a) Each Obligor acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Obligor or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and each Obligor hereby authorizes each Lender to share any information delivered to such Lender by such Obligor and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

(b) Each of the Administrative Agent, L/C Issuer and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) upon written notice to the Borrower, to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies under any Financing Document or any suit, action or proceeding relating to any Financing Document or the enforcement of rights thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than an Obligor. For the purposes of this paragraph, “Information” means all information received from any Obligor relating to any Obligor or its business, other than any such information that is available to the Administrative Agent, L/C Issuer or any Lender on a nonconfidential basis prior to disclosure by an Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.13 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Obligors that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the names and addresses of the Obligors and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Obligors in accordance with the Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER

VIRTUAL RADIOLOGIC CORPORATION

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

GUARANTORS

VIRTUAL RADIOLOGIC PROFESSIONALS, LLC

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC PROFESSIONALS OF CALIFORNIA, P.A.

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC PROFESSIONALS OF ILLINOIS, S.C.

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC PROFESSIONALS OF MICHIGAN, P.C.

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC PROFESSIONALS OF MINNESOTA, P.A.

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC PROFESSIONALS OF NEW YORK, P.A.

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

VIRTUAL RADIOLOGIC PROFESSIONALS OF TEXAS, P.A.

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

By:	/s/ Sean Casey
	Name:	Sean Casey, M.D.
	Title:	Chief Executive Officer

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT

NEWSTAR FINANCIAL, INC., as Administrative Agent

By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director

LENDER

NEWSTAR WAREHOUSE FUNDING 2005 LLC

By:	NewStar Financial, Inc., its Manager

By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director

L/C ISSUER

NEWSTAR FINANCIAL, INC.

By:	/s/ Walter J. Marullo
	Name:	Walter J. Marullo
	Title:	Managing Director

[Signature Page to Credit Agreement]

ADDITIONAL LENDERS

NEWSTAR CP FUNDING LLC

By:	NewStar Financial, Inc. as its Designated Manager

By:	/s/ Rob Milordi
	Name:	Rob Milordi
	Title:	Managing Director

ADDITIONAL LENDERS

CITIGROUP GLOBAL MARKETS REALTY CORP.

By:	/s/ Kyle C. Sligar
	Name:	Kyle C. Sligar
	Title:	Authorized Signatory

[Signature Page to Credit Agreement]

SCHEDULE A

(Schedule A-1 and Schedule A-2)

COMMITMENTS

Lender	Revolving Commitment	Term Commitment
NewStar Warehouse Funding 2005 LLC	$2,000,000	$13,000,000
NewStar CP Funding LLC	$2,000,000	$13,000,000
Citigroup Global Markets Realty Corp.	$—	$15,000,000
TOTAL	$4,000,000	$41,000,000

SCHEDULE B

COLLATERAL ACCESS AGREEMENT LOCATIONS

Virtual Radiologic Corporation Headquarters

5995 Opus Parkway, Suite 200

Minnetonka, MN 55343

EXHIBIT B

FORM OF NOTICE OF BORROWING

[Date]

NewStar Financial, Inc., as Administrative

Agent under the Credit Agreement referred to below.

Ladies and Gentlemen:

The undersigned VIRTUAL RADIOLOGIC CORPORATION, a Delaware corporation, refers to the Credit Agreement, dated as of August 29, 2007 (as amended, supplemented or otherwise modified, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, the Guarantors from time to time party thereto, each of the lenders signatory thereto, the L/C Issuer party thereto and NewStar Financial, Inc. as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby wishes to borrow under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing as required by Section 2.03 of the Credit Agreement:

1. The requested Borrowing is to be (select one):

a. ☐ A Borrowing of [Revolving Loans] [Term Loans].

b. ☐ A conversion or continuation of [Revolving Loans] [Term Loans]

2. The aggregate amount of the requested Borrowing is [            ].

3. The date of the requested Borrowing is             ,             , which is a Business Day.

4. Such Borrowing is to be a [LIBOR Borrowing] [Base Rate Borrowing].

5. [In the case of a LIBOR Borrowing] [the duration of the Initial Interest Period therefor is                 ].

6. The location and number of the Borrower’s account to which funds are to be disbursed is:                     .

7. The Total Leverage Ratio is                 which is [Level 1] [Level 2] as set forth in the definition of Applicable Margin in the Credit Agreement.

[Signature Page Follows]

The Borrower hereby represents and warrants that the conditions specified in Section 5.02 of the Credit Agreement shall be satisfied on and as of the date of the requested Borrowing.

Very truly yours,

VIRTUAL RADIOLOGIC CORPORATION

By:
Name:
Title:

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: [                         ,            ]

To:	NewStar Financial, Inc. as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 29, 2007 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement), among Virtual Radiologic Corporation, a Delaware corporation (the “Borrower”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the L/C Issuer party thereto and NewStar Financial, Inc., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that the undersigned is the                                                                   of the Borrower, and that, as such, the undersigned is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower and not personally, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the (i) year-end audited financial statements required by Section 7.01(a) of the Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section, and (ii) the consolidating balance sheet of the Borrower Group as at the end of such fiscal year and the related consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year. Such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Group.

[Use following paragraph 1 for interim financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 7.01[(b)][(c)] of the Agreement for the [month][fiscal quarter][fiscal year] ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Borrower Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes, and such consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower Group.

[Select one:]

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower Group during the accounting period covered by such financial statements.

3. A review of the activities of the Borrower Group during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower Group performed and observed their Secured Obligations under the Financing Documents, and

[Select one:]

[to the best knowledge of the undersigned, during such fiscal period the Borrower and other Obligors performed and observed each covenant and condition of the Financing Documents applicable to them, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default, its nature and status and any action taken or proposed to be taken with respect thereto:]

4. Schedule 2 sets forth reasonably detailed calculations demonstrating compliance with Section 8.13, and the financial covenant analyses and information set forth on said Schedule 2 are true and accurate on and as of the date of this Certificate. As described therein, the Total Leverage Ratio is                  which shall be [Level 1] -or- [Level 2] as set forth in the definition of Applicable Margin in the Credit Agreement.

[Select one:]

[5. During the fiscal period covered by this Compliance Certificate no change in GAAP affecting the financial statements or calculations attached hereto or in the application thereof has occurred.]

-or-

[5. During the fiscal period covered by this Compliance Certificate changes in GAAP affecting the financial statements or calculations attached hereto or the application thereof have occurred, and the following is a list of such changes and their corresponding effect on the financial statements and/or calculations attached hereto:]

6. Attached hereto as Schedule 3 is a management-prepared narrative reasonably summarizing the results of operations compared to the annual operating budget for the period covered by the financial statements attached hereto as Schedule 1.1

[Signature Page Follows]

[1]	To be included commencing with the quarter ending September 30, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                          ,            .

VIRTUAL RADIOLOGIC CORPORATION

By:
Name:
Title:

EXHIBIT D

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE (this “Assignment and Acceptance”) dated as of [                                         ,             ] is made between [                ] (the “Assignor”) and [                ] (the “Assignee”).

RECITALS

(A) The Assignor is party to the Credit Agreement dated as of August 29, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among VIRTUAL RADIOLOGIC CORPORATION, a Delaware corporation (the “Borrower”), each affiliate of the Borrower that becomes a Guarantor pursuant to the terms thereof, each of the lenders party thereto (the “Lenders”), the L/C Issuer party thereto and NewStar Financial, Inc. as Administrative Agent for the Lenders and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement;

(B) As provided under the Credit Agreement, the Assignor has committed to making Term Loans and Revolving Loans, including L/C Credit Extensions (the “Committed Loans”), to Borrower in an aggregate amount not to exceed $                     (the “Commitment”);

(C) As of the date hereof, Assignor has made [Term Loans] [and Revolving Loans, including L/C Credit Extensions,] in the aggregate amount of [$                ] to Borrower; and

(D) The Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement and the other Financing Documents in respect of its [Term] [Revolving] Commitment and its [Term] [Revolving] Loans, in an aggregate amount equal to [$________] (the “Assigned Amount”) on the terms and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

(1) Assignment and Acceptance

(a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers, delegates, and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance), the following percentages (the “Assignee’s Percentage Share”) of:

(1)	[ % of the [Revolving] Commitment of the Assignor;

(2)	% of the Revolving Loans of the Assignor;

(3)	% of the Term Loans of the Assignor;] and

(4)	all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the other Financing Documents.

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement and other Financing Documents, including the requirements concerning confidentiality and the payment of indemnification to the Administrative Agent, with a Commitment [and Loans] in an amount equal to the Assigned Amount. The Assignee agrees that it will perform all of the obligations which by the terms of the Credit Agreement and other Financing Documents are required to be performed by it as a Lender in accordance with such terms. It is the intent of the parties hereto that the Commitment [and Loans] of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement and other Financing Documents to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish the rights under the Credit Agreement and other Financing Documents to the extent such rights relate to the time prior to the Effective Date.

(c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee’s Revolving Commitment will be $                , aggregate outstanding principal amount of Revolving Loans will be $                 and aggregate outstanding principal amount of Term Loans will be $                .

(d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor’s Revolving Commitment will be $                , aggregate outstanding principal amount of Revolving Loans will be $                 and aggregate outstanding principal amount of Term Loans will be $                .

(2) Payments.

(a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to [$                ], representing the Assignee’s Percentage Share of the principal amount of all outstanding Committed Loans.

(b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing and recordation fee in the amount of $3,500.00, as specified in Section 12.04(b) of the Credit Agreement.

(3) Reallocation of Payments.

Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment and Committed Loans shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

(4) Independent Credit Decision.

The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement and other Financing Documents.

(5) Effective Date; Notices.

(a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance (the “Effective Date”) shall be the later of: (i) [                , 200    ]; and (ii) the first day on which the following conditions precedent have been satisfied:

(i)	this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

(ii)	the consent of each Lender required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 12.04(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)	the consent of Borrower and Administrative Agent if required by the terms of Section 12.04(b) of the Credit Agreement, shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iv)	the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance; and

(v)	the processing fee and recordation referred to in Section 2(b) hereof and in Section 12.04(b) of the Credit Agreement in the amount of $3,500.00, shall have been paid to the Administrative Agent.

(b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to Borrower and the Administrative Agent for acknowledgment by the Administrative Agent and the Borrower, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

(6) Administrative Agent.

(a) The Assignee hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and other Financing Documents as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement and other Financing Documents.

(b) [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT] [The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

(7) Withholding Tax.

The Assignee (a) represents and warrants to the Lenders, the Administrative Agent and Borrower that under applicable law and treaties no tax will be required to be withheld by the Lenders with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and Borrower prior to the time that the Administrative Agent or Borrower is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI (wherein the Assignee certified that all payments to be made to it will be effectively connected to a United States trade or business) or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee certifies that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from the United States withholding tax all payments to be made to it under the Credit Agreement) and agrees to provide new Forms W-8EIC or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with all applicable U.S. laws and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

(8) Representations and Warranties.

(a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement and other Financing Documents, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement and other Financing Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the financial condition of Borrower, or the performance or observance by Borrower, of any of its obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

(c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement and other Financing Documents, no further action by, or notice to, or filing with any person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.

(9) Further Assurances.

The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrower or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

(10) Miscellaneous.

(a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

(d) This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

(e) To the extent of any conflict between the provisions of this Assignment and Acceptance and the Credit Agreement, the Credit Agreement shall prevail.

(f) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAW OF STATE OF NEW YORK, EXCEPT THAT NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY THE LAWS OF ANY OTHER STATE OR JURISDICTION. The Assignor and Assignee each agrees that, in addition to any other courts that may have jurisdiction under applicable laws or rules, any action or proceeding to enforce or arising out of this Assignment and Acceptance may be commenced in the Supreme Court of The State of New York sitting in New York County and in the United States District Court of the Southern District of New York, and any appellate court from any thereof, and the Assignor and Assignee each consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

(g) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN) DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE ASSIGNOR AND THE ASSIGNEE. THE ASSIGNOR AND THE ASSIGNEE EACH CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Schedule 1

NOTICE OF ASSIGNMENT AND ACCEPTANCE

[Date]

VIRTUAL RADIOLOGIC CORPORATION

5995 Opus Parkway, Suite 200

Minnetonka, Minnesota 55343

Attention: Chief Financial Officer

Ladies and Gentlemen:

We refer to the Credit Agreement dated as of August 29, 2007 (as amended, restated, supplemented or otherwise modified form time to time, the “Credit Agreement”) among VIRTUAL RADIOLOGIC CORPORATION, a Delaware corporation (the “Borrower”), each affiliate of the Borrower that becomes a Guarantor pursuant to the terms thereof, each of the lenders party thereto (the “Lenders”), the L/C Issuer party thereto and NewStar Financial, Inc. as Administrative Agent for the Lenders and L/C Issuer (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

1. We hereby give you notice of, and request your consent to, the assignment by [                ] (the “Assignor”) to [                ] (the “Assignee”) of [        %] of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding loans made by the Assignor pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). Before giving effect to such assignment, the Assignor’s [Revolving/Term] Commitment was [$                ] [./,] [and the aggregate amount of its outstanding [Revolving/Term] Loans was $                .”)]. After giving effect to such assignment, the Assignor’s [Revolving/Term] Commitment is [$                ] [./,] [and the aggregate amount of its outstanding [Revolving/Term] Loans is $                .]

2. The Assignee agrees that, upon receiving the consent of the Lender, Borrower or Administrative Agent, as applicable, to such assignment, the Assignee will be bound by the terms of the Credit Agreement and other Financing Documents as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement and other Financing Documents.

3. The following administrative details apply to the Assignee:

(A)	Notice Address:

[Assignee Name]

[Address]

[Address]

[Address]

(B)	Payment Instructions:

Account No.:	[ ]
At:	[Bank Name]
Address:	[Address]
ABA No.:	[ ]
Reference:	[ ]
Attention:	[ ]

4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or Administrative Agents as of the date first above mentioned.

Yours truly,

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

ACKNOWLEDGED:

VIRTUAL RADIOLOGIC CORPORATION

By:
Name:
Title:

[LIST GUARANTORS]

By:
Name:
Title:

EXHIBIT E

[FORM OF] JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [                , 20        ] by [NAME OF ADDITIONAL GUARANTOR], a [                     corporation/company/partnership] (the “Additional Guarantor”), in favor of NewStar Financial, Inc., as administrative agent for the lenders or other financial institutions or entities party as “Lenders” to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

WHEREAS:

A. Virtual Radiologic Corporation, a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders signatory thereto, the L/C Issuer party thereto and the Administrative Agent are parties to a Credit Agreement dated as of August 29, 2007 (as modified and supplemented and in effect from time to time, the “Credit Agreement’). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

B. Pursuant to Section 7.10(a) of the Credit Agreement, Section 10.5 of the Security Agreement and Section 5 of the Intellectual Property Security Agreement, the undersigned Additional Guarantor is required to become a Guarantor and a Grantor under the Financing Documents by executing a Joinder Agreement. The undersigned Additional Guarantor is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement, Security Agreement and Intellectual Property Security Agreement in order to induce the Lenders to make additional Revolving Loans and the L/C Issuer to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

NOW, THEREFORE, in consideration of the foregoing premises, the Additional Guarantor hereby agrees as follows:

1. In accordance with Section 7.10(a) of the Credit Agreement, Section 10.5 of the Security Agreement and Section 5 of the Intellectual Property Security Agreement, the Additional Guarantor by its signature below becomes a “Guarantor” and a “Grantor” under, and for all purposes of, the Credit Agreement, Security Agreement, Intellectual Property Security Agreement and other Financing Documents, with the same force and effect as if originally named therein as a Guarantor and a Grantor. Without limiting the foregoing, the Additional Guarantor hereby (a) guarantees to each Secured Party the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Guaranteed Obligations in the manner and to the extent as provided in Article IV of the Credit Agreement; (b) grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the

Collateral and expressly assumes all obligations and liabilities and of a Guarantor and Grantor under the Financing Documents; and (c) agrees that the Additional Guarantor will perform and observe all Secured Obligations, covenants and agreements to be performed by a Guarantor and Grantor under, and that it will be bound in all respects by all of the terms and conditions of, the Credit Agreement and the other Financing Documents, as if the Additional Guarantor were an original party thereto, and without further action required on the part of any other party.

2. Annexed hereto are supplements to each of the schedules to the Credit Agreement, Security Agreement and Intellectual Property Security Agreement, as applicable, with respect to the Additional Guarantor. Such supplements shall be deemed to be part of the Credit Agreement, Security Agreement or Intellectual Property Security Agreement, as applicable.

3. The Additional Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement, Security Agreement, Intellectual Property Security Agreement and other Financing Documents applicable to it as a Guarantor and Grantor thereunder and (b) as of the date hereof, makes each representation and warranty set forth in Article VI of the Credit Agreement and each other representation and warranty made by a Guarantor or Grantor under the Financing Documents, all as if the Additional Guarantor were a party to the Credit Agreement, Security Agreement, Intellectual Property Security Agreement and other Financing Documents, and confirms that each such representation and warranty is true and correct as of the date hereof.

4. The Additional Guarantor further confirms and agrees that, on and after the date hereof, each reference in each of the Financing Documents to a “Guarantor” or “Grantor” or any like term shall be deemed to refer to the Additional Guarantor.

5. [The Additional Guarantor hereby instructs its counsel to deliver the opinions referred to in Section 5.01(c)(ix)(1) and (2) of the Credit Agreement to the Lenders and the Administrative Agent – To be included for a material Additional Guarantor].

6. This Agreement is for the sole benefit of the Administrative Agent and the other Secured Parties and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer on any other Person any legal or equitable benefit or remedy under or by reason of this Agreement.

7. Except as expressly supplemented hereby, the Credit Agreement, Security Agreement, Intellectual Property Security Agreement and other Financing Documents shall remain in full force and effect.

8. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

9. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, and shall be binding upon the Additional Guarantor and its successors and assigns.

IN WITNESS WHEREOF, the Additional Guarantor has caused this Joinder Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Accepted and agreed:

NEWSTAR FINANCIAL, INC., as
Administrative Agent

By:
Name:
Title:

[Schedules to be attached]

PERFECTION CERTIFICATE OF VIRTUAL RADIOLOGIC CORPORATION

To:	NewStar Financial, Inc.

To assist you in evaluation of the financing that you are considering on our behalf, to expedite the preparation of any documentation which may be required, and to induce you to provide such financing, the undersigned submits and represents the following information about our company, its organizational structure, and other matters of interest to you.

1.	THE COMPANY

(a)	The full and correct name of our company (as it appears in our Limited Liability Company Agreement/Certificate of Formation, Articles or Certificate of Incorporation or other organizational document, as applicable) is: (the “Company”).

(b)	During the past 5 years, the Company has had the following corporate names:

Corporate Name:	Dates:
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________

(c)	During the past 5 years, the Company has used the following trade name(s) and/or trade style(s):

Trade Name:	Dates Used:
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________

(d)	The Company was incorporated or otherwise organized under the laws of and it is in good standing under those laws.

(e)	The state corporation or registration number of the Company is: .

(f)	The Company has qualified or as of the closing will have applied for qualification to do business in the following states and is in good standing under the laws of each of those states:

__________________________________________
__________________________________________
__________________________________________
__________________________________________
__________________________________________

(g)	The federal taxpayer identification number of the Company is: .

(h)	The Company is affiliated with, or has ownership interests in, the following corporations, limited liability companies, partnerships or other entities (including subsidiaries):

Name and Address	Type of Organization	Ownership Percentage or Relationship	Business of Entity
__________________________________________________________	____________	_________________	_________
__________________________________________________________	____________	_________________	_________
___________________________________________________________	____________	_________________	_________
__________________________________________________________	____________	_________________	_________
__________________________________________________________	____________	_________________	_________

(i)	During the preceding 5 year period, the Company has not been a party to any merger, consolidation, stock acquisition or purchase of a substantial portion of the assets of any person or entity, except as follows (if none, so state):

Description of Transaction:	Date Concluded:
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________
____________________________________________________________	_____________________________________

(j)	Schedule 1(j) attached hereto sets forth (i) the information required in Items 1(a), 1(d) and 1(e) above and (ii) the addresses of the chief executive office and all other places of business for any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction or organization or otherwise, now or at any time during the past five years.

2.	LOCATIONS OF COMPANY/COLLATERAL

(a)	The chief executive office of the Company is currently located at the following address:

__________________________________________
__________________________________________
__________________________________________

(b)	During the past 5 years, the Company’s chief executive office has been located at the following additional addresses:

______________________________________	__________________
______________________________________	__________________
______________________________________	__________________

(c)	Additional current locations at which the Company maintains any books or records relating to any of the Company’s accounts, instruments, chattel paper or general intangibles are at the following addresses:

______________________________________	__________________
______________________________________	__________________
______________________________________	__________________

(d)	The following are all of the current locations where the Company maintains any equipment or inventory:

______________________________________	__________________
______________________________________	__________________
______________________________________	__________________

______________________________________	__________________
______________________________________	__________________
______________________________________	__________________

(e)	The following are all of the locations at which the Company has maintained a place of business at any time during the past five years:

______________________________________	__________________
______________________________________	__________________
______________________________________	__________________

______________________________________	__________________
______________________________________	__________________
______________________________________	__________________

(f)	The following are the names and addresses of all warehousemen, bailees, consignees or other third parties who have possession of any of the Company’s inventory, equipment, instruments or chattel paper:

Name:	Address:	Property Held:

____________________________________	_________________________________	________________________________
____________________________________	_________________________________	________________________________
____________________________________	_________________________________	________________________________

(g)	The following is the location of all real estate owned or leased by the Company:

Name:	Address:	Property Held:	Property Owned or Leased:
______________________________	_______________________________	_____________________	________________________
______________________________	_______________________________	_____________________	________________________
______________________________	_______________________________	_____________________	________________________
______________________________	_______________________________	_____________________	________________________

3.	SPECIAL TYPES OF COLLATERAL

(a)	The following are all of the patents, trademarks, servicemarks, and copyrights, or applications therefor, of the Company:

Patents:

Title:	Application / Patent No.:	Issue Date:	Country:

_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________

Trademarks and Servicemarks:

Title:	Application / Registration No.:	Issue Date:	Country:

_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________

Copyrights:

Title:	Application / Registration No.:	Issue Date:	Country:
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________
_______________________________	___________________________	____________	_____________

(b)	The Company owns the following kinds of assets:

Franchises, marketing agreements, or similar agreements:	Yes ☐	No ☐

Leases of equipment, security agreements naming such person as secured party, or other chattel paper:	Yes ☐	No ☐

Aircraft:	Yes ☐	No ☐

Vessels, boats or ships:	Yes ☐	No ☐

Railroad rolling stock:	Yes ☐	No ☐

Motor Vehicles or similar certificated collateral:	Yes ☐	No ☐

(c)	The following are all banks or savings institutions at which the Company maintains deposit accounts:

Name of Bank or Institution:	Account Number:	Branch Address:	Description of Account:
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________

(d)	The following are all institutions at which the Company maintain securities accounts:

Name of Institution:	Account No.:	Address:	Description:
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________
_______________________________	___________________________	______________	_____________

(e)	The Company owns or has rights to the following investment property (other than as set forth in Items 1.h and 3.d above):

______________________________________________________________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________

(f)	Schedule 3(f) sets forth a listing of all Indebtedness owed or owing to the Company, in each case indicating the name of the party from whom such Indebtedness is owed or owing, the current principal amount of such Indebtedness, the date such Indebtedness was incurred and the maturity date thereof.

(g)	Schedule 3(g) sets forth a listing of all intercompany Indebtedness between or among the Company and its Affiliates.

(h)	The following are all of the providers of credit card clearinghouse or credit card payment processing services to the Company (if applicable).

______________________________________________________________________________________________________
______________________________________________________________________________________________________
______________________________________________________________________________________________________

(i)	The Company [does/ does not] have any customers and/ or account debtors located in Minnesota, New Jersey or West Virginia. If applicable, Schedule 3(i) provides the following information for each such state:

(i)	whether the Company has filed a Business Activity Report with the applicable state office;

(ii)	the approximate annual amount collected from account debtors located in such state; and

(iii)	the percentage of the Company’s total accounts receivable collected from account debtors located in such state.

4.	OWNERSHIP OF THE COMPANY

(a)	There is no agreement of the owners of the Company nor any provision in the governing documents of the Company requiring any vote or consent of the equity holders to authorize the creation of a security interest in any assets of the Company or any subsidiary, except (describe, if any):

___________________________________________________________________________________________.

(b)	The following collectively own 100% of the equity interests of the Company:

Name	Ownership Percentage
	__	%
	__	%
	__	%
	__	%
	__	%

5.	CLAIMS AND LIABILITIES

(a)	The following is a list of all known hazardous or toxic waste storage or dump sites on any premises owned or leased by the Company or any of its subsidiaries and a description of the nature of the substances located thereon and the type of facility:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

(b)	There are no tax liens or judgments against the Company, its subsidiaries or affiliates or any of its officers, except as follows (if none, so state):

________________________________________________________________________________________________

________________________________________________________________________________________________

(c)	There are no lawsuits pending, or to its knowledge, threatened, against the Company, its subsidiaries or affiliates or any of its officers, except for those matters set forth on Schedule 5(c) hereto. Schedule 5(c) includes for each matter set forth thereon (i) the name, docket number and jurisdiction for such matter, (ii) the status of such proceeding, (iii) whether such matter is covered by an insurance policy and, if so, the insurance carrier, the policy number, and the deductible amount associated with such insurance policy.

6.	OFFICERS OF THE COMPANY

(a)	The following tables sets forth each of the officers of the Company, indicating each such officer’s office, name and annual compensation (base salary and any bonus amounts), and whether such officer is also a member of the Company’s Board of Directors (or equivalent body):

Office:	Name:	Salary:	Director:

______________________________	__________________________________		☐

______________________________	__________________________________		☐

______________________________	__________________________________		☐

______________________________	__________________________________		☐

______________________________	__________________________________		☐

______________________________	__________________________________		☐

______________________________	__________________________________		☐

(b)	Additional members of the Board of Directors are:

______________________________________

______________________________________

______________________________________

______________________________________

(c)	The following persons will have signatory powers as to all your transactions with the Company:

______________________________________

______________________________________

______________________________________

______________________________________

7.	ADDITIONAL INFORMATION

(a)	The Company’s fiscal year end is __________________________.

(b)	Schedule 7(b) provides the following information for any current indebtedness of the Company that is to be paid off at the closing of the proposed financing: each creditor’s name, a contact person, that person’s phone and fax numbers, and the approximate amount of such indebtedness to be paid off. Copies of all applicable documents related to such indebtedness are provided herewith.

(c)	For any indebtedness of the Company that the Company contemplates will continue to exist after the closing of the proposed financing, Schedule 7(c) lists the names of each creditor or beneficiary of a guaranty, the principal amount of the debt or the amount guarantied, the amortization schedule, the maturity date, any collateral security. Copies of all applicable documents related to such indebtedness are provided herewith.

(d)	The Company [will/ will not] be using the proposed financing to finance an asset acquisition or other similar transaction. If applicable, attached hereto as Schedule 7(d) are the following:

(i)	a copy of the [list] Agreement (or the most recent draft thereof);

(ii)	a separate sheet(s) listing the seller’s exact corporate name, the address of the seller’s chief executive office and the addresses of all locations where purchased assets are located; and

(iii)	copies of all UCC, tax, judgment, patent, trademark and copyright lien searches against the seller.

(e)	The Company has the following employee benefit plans (pension, profit sharing, etc.):

_________________________________________________________________________________________

_________________________________________________________________________________________.

(f)	The Company is not a party to any collective bargaining or other agreement with any organization or representative of any of its employees, except (if none, so state):

_________________________________________________________________________________________

_________________________________________________________________________________________.

(g)	The Company will be represented by the law firm of:

Name of Firm: ___________________________________________________________

Address: ________________________________________________________________

Phone Number: __________________________________________________________

Partner Handling Relationship: ______________________________________________

Such Partner’s E-mail Address: ______________________________________________

(h)	The Certified Public Accountants for the Company is the firm of:

Name of Firm:____________________________________________________________

Address: ________________________________________________________________

Phone Number: __________________________________________________________

Partner Handling Relationship: ______________________________________________

Such Partner’s E-mail Address: ______________________________________________

Were statements uncertified for any fiscal year?: ________________________________

By the execution and delivery hereof, we hereby represent and warrant to you that all of the foregoing information is true, correct, and complete.

Very Truly Yours,

VIRTUAL RADIOLOGIC CORPORATION

By:
Name:
Title: